EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

X
:
In re	:	Chapter 11
:
Apex Silver Mines Limited, et al.	:	Case No. 09-10182 (JMP)
:
Debtors.	:	Jointly Administered
:
X

DISCLOSURE STATEMENT WITH RESPECT TO
THE JOINT PLAN OF REORGANIZATION OF
APEX SILVER MINES LIMITED AND APEX SILVER MINES CORPORATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

CLEARY GOTTLIEB STEEN & HAMILTON LLP

James L. Bromley

Sean A. O’Neal

One Liberty Plaza

New York, New York 10006

Telephone: (212) 225-2000

Facsimile: (212) 225-3999

Counsel for the Debtors
and Debtors in Possession

Dated:  February 4, 2009

i

	2.	Class 2: Other Secured Claims (Not Impaired)	33
	3.	Class 3: Senior Claims (Impaired)	33
	4.	Class 4: Subordinated Note Claims (Impaired)	34
	5.	Class 5: General Unsecured Claims (Impaired)	34
	6.	Class 6: Sumitomo General Unsecured Claims (Impaired)	34
	7.	Class 7: Statutory Subordinated Claims (Impaired)	35
	8.	Class 8: Old Equity Interests (Impaired)	35
E.	Summary of Capital Structure of Reorganized Debtors		35
	1.	Description of the New Common Stock	35
	2.	Corporate Structure of Reorganized Debtors	35
F.	Other Provisions of the Plan		37
	1.	Limited Substantive Consolidation of the Debtors	37
	2.	Timing and Conditions of Distributions	38
	3.	Resolution of Disputed Claims	43
	4.	Treatment of Executory Contracts	44
	5.	Continued Corporate Existence	47
	6.	Revesting of Assets	48
	7.	Releases and Injunctions Related to Releases	48
	8.	Preservation of Rights of Action; Settlement of Litigation Claims	50
	9.	Cancellation of Notes, Instruments and Debentures	50
	10.	Board of Directors and Officers of Reorganized Apex	51
	11.	Corporate Action	51
G.	Exemption from Securities Laws		52
H.	Conditions Precedent to Confirmation		52
I.	Conditions Precedent to the Effective Date		52
J.	Effect of Confirmation		54
	1.	Discharge of Claims	54
	2.	Binding Effect	54
	3.	Exemption from Transfer Taxes	54
	4.	Severability of Plan Provisions	54
K.	Retention of Jurisdiction		55
L.	Bar Dates for Administrative Expense Claims		57
M.	Amendment or Modification of the Plan		57
N.	Plan Revocation, Withdrawal or Non-Consummation		57

VI. CONFIRMATION OF THE PLAN OF REORGANIZATION			57
A.	Solicitation of Votes		57
B.	The Confirmation Hearing		58
C.	Confirmation		59
	1.	Acceptance	59
	2.	Unfair Discrimination and Fair and Equitable Test	59
	3.	Feasibility; Projections; Valuation	60
	4.	Best Interests Test	62
D.	Classification of Claims and Equity Interests		64
E.	Consummation		64

VII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN			64
A.	Liquidation Under Chapter 7		64
B.	Alternative Plan(s) of Reorganization		65
C.	Dismissal of the Debtors’ Chapter 11 Cases		65

VIII. GOVERNANCE OF REORGANIZED ENTITIES			66
A.	Board of Directors and Management		66
	1.	Board of Directors of Reorganized Entities	66
	2.	Officers of Reorganized Apex	66
B.	Indemnification of Directors and Officers		66

IX. CERTAIN RISK FACTORS TO BE CONSIDERED			67
A.	Certain Bankruptcy Considerations		67
	1.	Bankruptcy Matters	67
	2.	Objections to Classification of Claims	68
	3.	Failure of Class 4 (Subordinated Note Claims) to Vote to Approve the Plan or Failure to Consummate the Sumitomo Transactions	68
B.	Risks Relating to the New Common Stock		68
	1.	Variances from Projections	68
	2.	Significant Holders	69
	3.	Lack of Trading Market	69
	4.	Sales of Additional Shares of Our Common Stock Could Cause the Price of the New Common Stock to Decline	69
	5.	If Class 4 Votes against the Plan, Any Distribution of New Common Stock to Holders of Subordinated Note Claims and General Unsecured Claims May Be Diluted	69
	6.	The Estimated Valuation of New Common Stock Is Not Intended to Represent the Trading Value of the New Common Stock	69
	7.	Dividend Policies	69
C.	Risks Relating to Tax and Accounting Consequences of the Plan		70
	1.	Certain Tax Consequences of the Plan Raise Unsettled and Complex Legal Issues and Involve Factual Determinations	70
	2.	ASML’s Classification as a Passive Foreign Investment Company for U.S Federal Income Tax Purposes	70
	3.	Use of Historical Financial Information	70
D.		Risks Associated with the Business	70
	1.	The Sale of the San Cristóbal Mine Will Significantly Change the Company’s Operations	71
	2.	The Company’s Management Business Will Depend on its Agreement to Manage the San Cristóbal Mine	71
	3.	The Company’s Revenue Will Depend Primarily on its Agreement to Manage the San Cristóbal Mine	71
	4.	There Can Be No Assurance That the Company’s Mine Management Business Will Be Successful	71
	5.	There Can Be No Assurance That Any of the Company’s Mineral Exploration Projects Will Be Developed into Mines or Become Profitable	71
	6.	Need for Additional Capital	72
	7.	The Exploration of Mineral Properties Is Highly Speculative in Nature, Involves Substantial Expenditures and Is Frequently Non-Productive	72
	8.	The Calculation of the Company’s Reserves and Other Mineralization Is Subject to Significant Estimates	72
	9.	The Company’s Cash Flow and Profitability Will Depend, in Part, on Actual Economic Returns and Actual Costs of Developing Mines, Which May Differ Significantly from Its Estimates and Involve Unexpected Problems and Delays	73

	10.	The Company’s Cash Flow and Profitability Will Be Affected by Changes in the Prices of Metals	74
	11.	Title to the Company’s Mineral Properties May Be Challenged	74
	12.	The Company May Lose Rights to Properties if It Fails to Meet Payment Requirements or Development or Production Schedules	74
	13.	The Company’s Exploration Activities Are in Countries with Developing Economies and Are Subject to the Risks of Political and Economic Instability Associated with these Countries	75
	14.	The Company’s Activities Are Subject to Foreign Environmental Laws and Regulations that May Materially Adversely Affect Its Future Operations	75
	15.	The Company Competes against Larger and More Experienced Companies	76
	16.	The Company Depends on the Services of Key Executives	76
	17.	The Company May Be Subject to Fines or Other Penalties in Connection with an Alleged Violation of the Foreign Corrupt Practices Act	77

X. SECURITIES LAW MATTERS			77
A.	Plan Securities		77
B.	Issuance and Resale of Plan Securities Under the Plan		78
	1.	Exemption from Registration	78
	2.	Resales of Plan Securities; Definition of “Underwriter.”	78

XI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			79
A.	Introduction		79
B.	Federal Income Tax Consequences to U.S. Holders of Certain Claims		80
	1.	U.S. Holders of Subordinated Note Claims (Class 4)	80
	2.	U.S. Holders of General Unsecured Claims (Class 5)	83
	3.	Ownership and Disposition of New Common Stock	84
	5.	Information Reporting and Backup Withholding	86

XII. CONCLUSION			1

EXHIBITS

Exhibit 1 – The Plan

Exhibit 2 – Prepetition Corporate Organizational Chart

Exhibit 3 – Consolidated Financial Statements for ASML for the fiscal year ended December 31, 2007 and the quarters ended March 31, 2008, June 30, 2008 and September 31, 2008

Exhibit 4 – The Debtors’ Liquidation Analysis

Exhibit 5 – The Reorganized Debtors’ Projected Financial Information

ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.  PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE FOLLOWING SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, EXHIBITS ANNEXED TO THE PLAN, THIS DISCLOSURE STATEMENT AND ALL EXHIBITS TO THIS DISCLOSURE STATEMENT.  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE.  ALL CREDITORS SHOULD READ CAREFULLY THE “RISK FACTORS” SECTION HEREOF BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.  SEE ARTICLE IX BELOW, “CERTAIN RISK FACTORS TO BE CONSIDERED.”

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW.  THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES REGULATOR, NOR HAS THE SEC OR ANY SUCH REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.  PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN.  NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PERSON, PARTY OR ENTITY FOR ANY OTHER PURPOSE.

THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE PLAN SUMMARY IN THIS DISCLOSURE STATEMENT.  ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

AS TO CONTESTED MATTERS, EXISTING LITIGATION INVOLVING, OR POSSIBLE ADDITIONAL LITIGATION TO BE BROUGHT BY, OR AGAINST, THE DEBTORS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION OR A WAIVER, BUT RATHER AS A STATEMENT MADE WITHOUT PREJUDICE SOLELY FOR SETTLEMENT PURPOSES, WITH FULL RESERVATION OF RIGHTS, AND IS NOT TO BE USED FOR ANY LITIGATION PURPOSE WHATSOEVER BY ANY PERSON, PARTY OR ENTITY.  AS SUCH, THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY IN INTEREST, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, FINANCIAL OR OTHER EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTORS.

v

I.
INTRODUCTION

A.            General

On January 12, 2009 (the “Petition Date”), Apex Silver Mines Limited (“ASML”) and Apex Silver Mines Corporation (“ASMC”) (each a “Debtor” and collectively, the “Debtors”) filed their petitions for relief under chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. §§ 101-1532, as amended (the “Bankruptcy Code”), with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On January 15, 2009, the Debtors filed their proposed Joint Plan of Reorganization of Apex Silver Mines Limited and Apex Silver Mines Corporation under Chapter 11 of the Bankruptcy Code, dated January 15, 2009 (as it has been or may be amended, the “Plan”), which sets forth the manner in which Claims against, and Equity Interests in, the Debtors will be treated.(1)  This disclosure statement, dated February 4, 2009 (as it has been or may be amended, the “Disclosure Statement”), describes certain aspects of the Plan, the Debtors’ business and related matters.

After a careful consideration of the Debtors’ business and its prospects as a going concern, the Debtors, in consultation with their legal and financial advisers, concluded that recoveries to creditors would be maximized by the Debtors’ continued operation as a going concern under the terms of the Plan.  In other words, the Debtors are worth more to their creditors as a going concern than upon liquidation.

The Debtors have reached agreement on the principal terms of the Plan with Sumitomo Corporation (“Sumitomo”), the Supporting Senior Lenders and the Subordinated Noteholders that hold approximately 77% in face amount of the outstanding Subordinated Notes.  Such parties have executed the Plan Support Agreement, which sets forth the agreed-upon terms of the Plan, subject to, among other conditions, Bankruptcy Court approval of the Disclosure Statement.  A copy of the Plan Support Agreement is attached to the Plan as Exhibit C.  Pursuant to the Plan Support Agreement Assumption Order, the Debtors have assumed their obligations under the Original Plan Support Agreement, in accordance with section 365 of the Bankruptcy Code.

To achieve the higher going concern value described above, assuming that the Class of Subordinated Note Claims votes to accept the Plan and the Sumitomo Transactions are consummated, the Plan contemplates (among other things):  (i) payment in full in Cash either on or after the Effective Date to Holders of Allowed (a) Administrative Expense Claims, (b) Priority Tax Claims, (c) Other Priority Claims and (d) Other Secured Claims; (ii) waiver and release of DIP Financing Facility Claims (subject to the terms and conditions of the DIP Financing Facility); (iii) waiver and release of Allowed Senior Claims; (iv) Pro Rata (a) Distribution to the Holders of Allowed Subordinated Note Claims of the Cash Allocation and (b) issuance to the Holders of Allowed Subordinated Note Claims of the New Common Stock (subject to reduction in an amount equal to any Distributions made to Holders of Allowed General Unsecured Claims and subject to dilution under the Management Incentive Plan); (v) depending on the election of each Holder of a General Unsecured Claim, (a) payment of Cash equal to the amount of an Allowed General Unsecured Claim if such Allowed General Unsecured Claim is a Convenience Claim, or Cash equal to $10,000 if such Allowed General Unsecured Claim is a General

(1)                 Unless otherwise indicated, all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan.

Unsecured Claim in excess of $10,000 or (b) a Pro Rata share of New Common Stock to be issued under the Plan (subject to a reduction in an amount equal to any Distributions made to Holders of Subordinated Note Claims and subject to dilution under the Management Incentive Plan); (vi) waiver and release of Sumitomo General Unsecured Claims; and (vii) no recovery for Holders of Statutory Subordinated Claims or Old Equity Interests.

This Disclosure Statement is being distributed pursuant to section 1125 of the Bankruptcy Code to Holders of Claims against the Debtors entitled to vote on the Plan in connection with (i) the solicitation of acceptances of the Debtors’ Plan and (ii) the hearing to consider confirmation of the Plan (the “Confirmation Hearing”) scheduled for March 4, 2009, at 2:00 p.m., prevailing Eastern Time.

Annexed as Exhibits to this Disclosure Statement are copies of the following documents:

•      The Plan (Exhibit 1);

•      Prepetition Corporate Organizational Chart (Exhibit 2);

•      Consolidated Financial Statements for ASML for the fiscal year ended December 31, 2007 and the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 (Exhibit 3);

•      The Debtors’ Liquidation Analysis (Exhibit 4); and

•      The Reorganized Debtors’ Projected Financial Information (Exhibit 5).

Finally, a Ballot for voting to accept or reject the Plan is enclosed with this Disclosure Statement for the Holders of Claims that are entitled to vote to accept or reject the Plan.  If you are a Holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the procedures for voting on the Plan, please call the Debtors’ voting tabulation agent, Epiq Bankruptcy Solutions, LLC (the “Voting Agent”) at (646) 282-2500.

To obtain additional copies of the Plan and/or the Disclosure Statement, please visit the Debtors’ restructuring website at http://chapter11.epiqsystems.com/apex.  Alternatively, copies are available for review at the Office of the Clerk, United States Bankruptcy Court for the Southern District of New York, One Bowling Green, Room 534, New York, New York 10004 or upon written request to the Voting Agent at Epiq Bankruptcy Solutions, LLC, Attention: Apex Silver Mines Limited Requests, 757 Third Avenue, 3rd Floor, New York, New York 10017.

By order dated February 4, 2009, after notice and a hearing, the Bankruptcy Court signed the Disclosure Statement Order, determining that the Disclosure Statement contains “adequate information” as that term is defined in section 1125 of the Bankruptcy Code.  Section 1125(a)(1) of the Bankruptcy Code defines “adequate information” as “information of a kind and in sufficient detail, as far as is reasonably practicable in light of the nature and the history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about the plan.”

NO STATEMENTS OR INFORMATION CONCERNING THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY HAVE BEEN AUTHORIZED, OTHER THAN THE STATEMENTS AND INFORMATION CONTAINED IN THIS DISCLOSURE

STATEMENT AND THE INFORMATION ACCOMPANYING THIS DISCLOSURE STATEMENT.  ALL OTHER STATEMENTS REGARDING THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER WRITTEN OR ORAL, ARE UNAUTHORIZED.

APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

The Disclosure Statement Order sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the Voting Record Date (defined below) and the applicable standards for tabulating the Ballots.  In addition, detailed voting instructions accompany each Ballot.  Each Holder of a Claim entitled to vote on the Plan should read in their entirety this Disclosure Statement (including the Exhibits attached hereto), the Plan and the instructions accompanying the Ballots before voting on the Plan.  These documents contain, among other things, important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes.  No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

B.            Holders of Claims Entitled to Vote

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected a proposed plan of reorganization are entitled to vote to accept or reject such plan.  Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable or contractual rights are altered under the plan.  Classes of claims or equity interests under a chapter 11 plan in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the proposed plan and are not entitled to vote to accept or reject the plan.  In addition, classes of claims or equity interests in which the holders of claims or equity interests will not receive or retain any property are deemed to have rejected a proposed plan and are not entitled to vote to accept or reject such plan.

In connection with the Plan:

•      Classes 3 (Senior Claims), 4 (Subordinated Note Claims), 5 (General Unsecured Claims) and 6 (Sumitomo General Unsecured Claims) are Impaired, and to the extent Claims in Classes 3, 4, 5 and 6 are Allowed Claims, the Holders of such Claims are entitled to vote to accept or reject the Plan.

•      Classes 1 (Other Priority Claims) and 2 (Other Secured Claims) are unimpaired.  As a result, Holders of Claims in those Classes are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

•      Classes 7 (Statutory Subordinated Claims) and 8 (Old Equity Interests) are Impaired and are deemed to have rejected the Plan.  As a result, Holders of Claims and Equity Interests in those Classes are not entitled to vote to accept or reject the Plan.

ACCORDINGLY, A BALLOT TO ACCEPT OR REJECT THE PLAN IS BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASSES 3, 4, 5 and 6.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan.  For a more detailed description of the requirements for confirmation of the Plan, see Article VI below.

Because Classes 7 and 8 are deemed to reject the Plan, the Debtors intend to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code.  Section 1129(b) permits the Bankruptcy Court to confirm a plan of reorganization notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims or equity interests votes to accept the plan.  Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each nonaccepting class.  For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Article VI.C below.

For a summary of the treatment of each Class of Claims and Equity Interests, see Article II below.

C.	Voting Procedures

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan.  If you hold a Claim in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots that must be used for each separate Class of Claims.  Please vote and return your Ballot(s).

If you received a Ballot from a broker, bank or other institution that signed or “prevalidated” on your behalf, you must return such completed Ballot directly to the Voting Agent so it is received on or before the Voting Deadline.  If you received a Ballot from a broker, bank or other institution that did not sign or “prevalidate” on your behalf, you must return such completed Ballot to such broker, bank or other institution promptly so that it can be forwarded to the Voting Agent so it is received on or before the Voting Deadline at the address below.  If you received a Ballot from the Debtors, please send such completed Ballot directly to the Voting Agent so it is received on or before the Voting Deadline.  All Ballots sent to the Voting Agent should be sent to the following address:

Epiq Bankruptcy Solutions, LLC
Attention: Apex Silver Mines Limited Requests
757 Third Avenue
3rd Floor
New York, New York 10017
(646) 282-2500

If you are sending your Ballot(s) directly to the Voting Agent, you may also email your Ballot(s) to the Voting Agent at epiqteamgreen@epiqsystems.com.  If you email your Ballot(s) to the Voting Agent, please confirm receipt by calling (646) 282-2500.

DO NOT RETURN YOUR SUBORDINATED NOTES, OLD EQUITY INTERESTS OR ANY OTHER INSTRUMENTS OR AGREEMENTS THAT YOU MAY HAVE WITH YOUR BALLOT(S).

TO BE COUNTED, YOUR BALLOT(S) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT

NO LATER THAN 4:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 27, 2009, UNLESS EXTENDED BY THE DEBTORS.  UNLESS YOUR BALLOT INSTRUCTIONS INDICATE THAT YOUR BALLOT(S) MUST BE RETURNED TO A BROKER, BANK OR OTHER INSTITUTION (I.E., IF YOU RECEIVED A BALLOT FROM A BROKER, BANK OR OTHER INSTITUTION AND THE BALLOT WAS NOT SIGNED OR “PRE-VALIDATED” ON YOUR BEHALF), YOU MAY RETURN YOUR BALLOT(S) TO THE VOTING AGENT VIA U.S. MAIL, OVERNIGHT COURIER, HAND DELIVERY OR EMAIL.  ALL BALLOTS MUST BE SIGNED.

Pursuant to the Disclosure Statement Order, the Bankruptcy Court set January 26, 2009 as the record date (the “Voting Record Date”) for voting on the Plan.  Accordingly, only Holders of record as of January 26, 2009 that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

If you are a Holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot(s), or if you have any questions concerning the procedures for voting on the Plan, please call the Voting Agent at (646) 282-2500.

D.	Confirmation Hearing

Pursuant to section 1128 of the Bankruptcy Code, the Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan for March 4, 2009 at 2:00 p.m., prevailing Eastern Time, before the Honorable James M. Peck, United States Bankruptcy Court, One Bowling Green, New York, New York 10004 (the “Confirmation Hearing”).  The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before February 27, 2009 at 4:00 p.m., New York City time, in the manner described below in Article VI.B.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THEM TO REORGANIZE SUCCESSFULLY AND TO ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS.  THE DEBTORS URGE CREDITORS TO VOTE TO ACCEPT THE PLAN.

IN ADDITION, SUMITOMO AND THE SUPPORTING SUBORDINATED NOTEHOLDERS SUPPORT THE PLAN AND RECOMMEND THAT CREDITORS VOTE TO ACCEPT THE PLAN.

E.	Important Matters

This Disclosure Statement contains projected financial information and certain other forward-looking statements, all of which are based on various estimates and assumptions and will not be updated to reflect events occurring after the date hereof.  Such information and statements are subject to inherent uncertainties and to a wide variety of significant business, economic and competitive risks, including, among others, those described herein.  Consequently, actual events, circumstances, effects and results may vary significantly from those included in, or contemplated by, such projected financial information and such other forward-looking statements.  The projected financial information contained herein and in the Exhibits annexed hereto is, therefore, not necessarily indicative of the future financial condition or results of operations of the Debtors, which in each case may vary significantly from those set forth in such projected financial information.  Consequently, the projected financial information and other forward-looking statements contained herein should not be regarded as representations by any of the Debtors, their advisers, or any Person that the projected financial condition or results of operations can or will be achieved.

II.

SUMMARY OF PLAN AND CLASSIFICATION AND
TREATMENT OF CLAIMS AND EQUITY INTERESTS THEREUNDER

The overall purpose of the Plan is to provide for the restructuring of the Debtors’ liabilities in a manner designed to maximize recovery to all stakeholders and to enhance the financial viability of Reorganized Apex.  Generally, assuming that the Class of Subordinated Note Claims votes to accept the Plan and the Sumitomo Transactions are consummated, the Plan provides for a balance sheet restructuring that contemplates, among other things:  (i) payment in full in Cash either on or after the Effective Date to Holders of Allowed (a) Administrative Expense Claims, (b) Priority Tax Claims, (c) Other Priority Claims and (d) Other Secured Claims; (ii) waiver and release of DIP Financing Facility Claims (subject to the terms and conditions of the DIP Financing Facility); (iii) waiver and release of Allowed Senior Claims; (iv) Pro Rata (a) Distribution to the Holders of Allowed Subordinated Note Claims of the Cash Allocation and (b) issuance to the Holders of Allowed Subordinated Note Claims of the New Common Stock (subject to reduction in an amount equal to any Distributions made to Holders of Allowed General Unsecured Claims and subject to dilution under the Management Incentive Plan); (v) depending on the election of each Holder of a General Unsecured Claim, (a) payment of Cash equal to the amount of an Allowed General Unsecured Claim if such Allowed General Unsecured Claim is a Convenience Claim, or Cash equal to $10,000 if such Allowed General Unsecured Claim is a General Unsecured Claim in excess of $10,000 or (b) a Pro Rata share of New Common Stock to be issued under the Plan (subject to a reduction in an amount equal to any Distributions made to Holders of Subordinated Note Claims and subject to dilution under the Management Incentive Plan); (vi) waiver and release of Sumitomo General Unsecured Claims; and (vii) no recovery for Holders of Statutory Subordinated Claims or Old Equity Interests.

The following table classifies the Claims against, and Old Equity Interests in, the Debtors into separate Classes and summarizes the treatment of each Class under the Plan.  The table also identifies which Classes are entitled to vote on the Plan based on rules set forth in the Bankruptcy Code.  Finally, the table indicates the estimated recovery for each Class.  As described in Article IX below, the Debtors’ businesses are subject to a number of risks.  The uncertainties and risks related to Reorganized Apex makes it difficult to determine a precise value for Reorganized Apex and the New Common Stock and other distributions under the Plan.  The recoveries and estimates described in the following tables represent the Debtors’ best estimates given the information available on the date of this Disclosure Statement and are based on the assumption that Class 4 (Subordinated Note Claims) votes to accept the Plan.  All statements in this section to the amount of Claims and Old Equity Interests are only estimates based on information known to the Debtors at the date hereof, and the final amounts of Claims Allowed by the Bankruptcy Court may vary significantly from these estimates.

In connection with preparing the estimation of recoveries set forth herein, the following assumptions were made:

•

The ongoing enterprise value of Reorganized Apex for purposes of the Plan, based on the valuation prepared by Jefferies & Company, Inc. (“Jefferies”), the Debtors’ financial adviser, is $15 to 30 million.

•	The aggregate Allowed amount of Administrative Expense Claims will be approximately $3 to 5 million.

•	The aggregate Allowed amount of DIP Financing Facility Claims will be approximately $20 to $35 million.

•	The aggregate Allowed amount of unpaid Priority Tax Claims (including Secured Tax Claims) will be approximately zero.

•	The aggregate Allowed amount of Other Priority Claims will be approximately zero.

•	The aggregate Allowed amount of Other Secured Claims will be approximately zero to $20,000.

•	The aggregate Allowed amount of Senior Claims will be approximately $146,773,357 including interest, fees and expenses as of the Petition Date.

•	The aggregate Allowed amount of Subordinated Note Claims will be approximately $293,098,706 including interest as of the Petition Date.

•	The aggregate Allowed amount of General Unsecured Claims will be approximately $25,000 to $50,000.

The aggregate Allowed amount of Sumitomo General Unsecured Claims and Statutory Subordinated Claims has not been determined.

The following table briefly summarizes the classification and treatment of Claims and Old Equity Interests under the Plan.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified.

SUMMARY OF CLASSIFICATION AND TREATMENT
OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN(2)

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery (assuming Class 4 votes to accept the Plan)
N/A	Administrative Expense Claims

Subject to the provisions of sections 330(a), 331 and 503(b) of the Bankruptcy Code, each Administrative Expense Claim shall be paid by the Debtors or Reorganized Apex, at their election, (i) in full, in Cash, in such amounts as are incurred in the ordinary course of business by the Debtors, or in such amounts as such Administrative Expense Claim is Allowed by the Bankruptcy Court upon the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Expense Claim, (ii) upon such other terms as may exist in the ordinary course of the Debtors’ business or (iii) upon such other terms as may be agreed upon in writing between the Holder of such Administrative Expense Claim and the Debtors, in each case in full satisfaction, settlement, discharge and release of, and in exchange for, such Administrative Expense Claim.

			No.	$3 – 5 million	100%

N/A	Priority Tax Claims	The legal, equitable and contractual rights of the Holders of Priority Tax Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax	No.	$0	100%

(2)

This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery (assuming Class 4 votes to accept the Plan)

Claim, at the election of the Debtors (a) Cash equal to the amount of such Allowed Priority Tax Claim; (b) such other less favorable treatment as to which the Debtors or Reorganized Apex and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing; or (c) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code. Each Holder of an Allowed Secured Tax Claim shall retain the Liens securing its Allowed Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Secured Tax Claim is made as provided in the Plan. On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Secured Tax Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

N/A	DIP Financing Facility Claims	In the event that the Sumitomo Transactions are not consummated, the legal, equitable and contractual rights of each Holder of a DIP Financing Facility Claim are unaltered by the Plan and all DIP Financing Facility Claims will be paid in full in accordance with the DIP Financing Facility and the Final Order relating to the DIP Financing Facility. In the event that the Sumitomo Transactions are consummated, on the Effective Date, but before ASML transfers assets to Reorganized Apex as provided under the Plan, except to the extent that the	No.	$20 – 35 million	0%

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery (assuming Class 4 votes to accept the Plan)

Holders of the DIP Financing Facility Claims and the Debtors agree to a different treatment, the Holders of the DIP Financing Facility Claims shall be deemed to have waived and released in full such DIP Financing Facility Claims to the extent set forth in the DIP Financing Facility as of the Effective Date and the Confirmation Order shall be deemed to have discharged any and all Claims, liabilities and obligations under the DIP Financing Facility as of the Effective Date to the extent set forth in the DIP Financing Facility; provided, however, that such waiver, release or discharge shall not extend to any Shareholder Loans made with the proceeds of any advances made under the DIP Financing Facility, which Shareholder Loans shall be purchased under the Purchase Agreement.

Class 1	Other Priority Claims

The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, the later of (a) the Initial Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (b) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 1 Claim, at the election of the Debtors: (x) Cash equal to the amount of such Allowed Class 1 Claim; (y) such other less favorable treatment as to which the Debtors or Reorganized Apex and the Holder of such Allowed Class 1 Claim shall have agreed upon in writing; or (z) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code.

			No. Deemed to have accepted the Plan.	$0	100%

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery (assuming Class 4 votes to accept the Plan)
Class 2	Other Secured Claims

The legal, equitable and contractual rights of the Holders of Allowed Class 2 Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, the later of (a) the Initial Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (b) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 2 Claim, at the election of the Debtors: (x) Cash equal to the amount of such Allowed Class 2 Claim; (y) such other less favorable treatment as to which the Debtors or Reorganized Apex and the Holder of such Allowed Class 2 Claim shall have agreed upon in writing; or (z) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code. Each Holder of an Allowed Other Secured Claim shall retain the Liens securing its Allowed Other Secured Claim as of the Effective Date until full and final payment of such Allowed Other Secured Claim is made as provided in the Plan. On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Other Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

			No. Deemed to have accepted the Plan.	Zero – $20,000	100%

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery (assuming Class 4 votes to accept the Plan)
Class 3	Senior Claims

If Class 4 (Subordinated Note Claims) votes to accept the Plan, on the Effective Date (x) each Holder of a Senior Claim shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have settled, waived and released in full any Senior Claims as of the Effective Date and shall not be entitled to any Distributions in respect of any Senior Claims and (y) the Confirmation Order shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have discharged and released in full all Senior Claims as against the Debtors, their Affiliates and the Subordinated Noteholders.

If Class 4 (Subordinated Note Claims) does not vote to accept the Plan, on the Effective Date, or as soon as reasonably practicable thereafter, (x) each Holder of an Allowed Senior Claim shall, as to the Debtors and their Affiliates, receive, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Senior Claim a Pro Rata share of the Cash Allocation, which Allowed Senior Claim shall rank senior to the Subordinated Note Claims and shall be paid in full, with interest accrued but unpaid as of the Petition Date at the applicable rate, prior to the payment of any portion of the Subordinated Note Cash Allocation to any Holder of an Allowed Class 4 Claim and (y) the Confirmation Order shall, as to the Debtors and their Affiliates, be deemed to have discharged and released in full all Allowed Senior Claims as against the Debtors and their Affiliates.

Nothing set forth in the Plan or the Confirmation Order shall affect, or be deemed to affect, Sumitomo’s or any of its Affiliates’ rights against MSC or AMM with respect to the Senior Loans, Sumitomo Working Capital Facility or Shareholder Loans.

			Yes.	$146,773,357	0%

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery (assuming Class 4 votes to accept the Plan)
Class 4	Subordinated Note Claims

Subject to Section 8.4 of the Plan, if Class 4 votes to accept the Plan, on, or as soon as reasonably practicable after the Initial Distribution Date, each Holder of an Allowed Subordinated Note Claim shall receive (x) a Pro Rata share of the Cash Allocation and (y) a Pro Rata share of New Common Stock, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Subordinated Note Claim.

Subject to Section 8.4 of the Plan, if Class 4 does not vote to accept the Plan, on, or as soon as reasonably practicable after the Initial Distribution Date, each Holder of an Allowed Subordinated Note Claim shall receive (x) a Pro Rata share of the Subordinated Note Cash Allocation after payment in full of Allowed Senior Claims and (y) a Pro Rata share of New Common Stock, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Subordinated Note Claim.

			Yes.	$293,098,706	20.1% – 25.9%

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery (assuming Class 4 votes to accept the Plan)
Class 5	General Unsecured Claims

Subject to Section 8.4 of the Plan, and effective as of the Effective Date, on, or as soon as reasonably practicable after, the Initial Distribution Date if such Class 5 Claim is Allowed on the Effective Date or otherwise the date on which such Class 5 Claim becomes Allowed, each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed General Unsecured Claim, at its election or as provided under Section 6.7(c) of the Plan (x) Cash equal to the amount of such Allowed Class 5 Claim, if such Allowed Class 5 Claim is a Convenience Claim, or Cash equal to $10,000 if such Allowed Class 5 Claim is an Allowed General Unsecured Claim in excess of $10,000 or (y) a Pro Rata share of New Common Stock to be issued under the Plan in an amount based on such Allowed Class 5 Claim, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date.

			Yes.	$25,000-$50,000	50% - 100%(3)

(3)           The Debtors believe that there are few, if any, Holders of Allowed Class 5 Claims in excess of $10,000.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery (assuming Class 4 votes to accept the Plan)
Class 6	Sumitomo General Unsecured Claims

Subject to Section 8.4 of the Plan, if Class 4 (Subordinated Note Claims) does not vote to accept the Plan, on, or as soon as reasonably practicable after the Effective Date, but effective as of the Effective Date, each Holder of an Allowed Sumitomo General Unsecured Claim shall receive a Pro Rata share of New Common Stock, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date in full satisfaction, settlement, discharge and release of, and in exchange for, its Sumitomo General Unsecured Claim.

If Class 4 (Subordinated Note Claims) does vote to accept the Plan under which the Sumitomo Transactions are consummated, each Holder of an Allowed Sumitomo General Unsecured Claim shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have settled, waived and released in full its Sumitomo General Unsecured Claim as of the Effective Date and shall not be entitled to any Distributions in respect of any Sumitomo General Unsecured Claims and (b) the Confirmation Order shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have discharged and released in full all Sumitomo General Unsecured Claims.

			Yes.	Undetermined.	0%

Class 7	Statutory Subordinated Claims	Holders of Allowed Statutory Subordinated Claims shall not receive or retain any Distribution or property on account of such Allowed Statutory Subordinated Claims.	No. Deemed to have rejected the Plan.	Undetermined.	0%

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery (assuming Class 4 votes to accept the Plan)
Class 8	Old Equity Interests	Holders of Old Equity Interests shall not receive or retain any Distribution or property on account of such Old Equity Interests.	No. Deemed to have rejected the Plan.	N/A	0%

The recoveries set forth above are estimates that are contingent upon approval of the Plan as proposed and assume that Class 4 votes to accept the Plan.

III.

BUSINESS DESCRIPTION AND REASONS FOR CHAPTER 11

A.            The Debtors’ Businesses

1.             Description of Debtors’ Businesses.

Apex Silver Mines Limited, a publicly traded corporation organized under the laws of the Cayman Islands, is engaged in the mining, exploration and development of silver and other mineral properties primarily in Latin America.  Apex Silver Mines Corporation, a Delaware corporation, is a wholly owned subsidiary of ASML involved in the management of ASML, Minera San Cristóbal, S.A. (“MSC”), Apex Metals Marketing GmbH (“AMM”) and ASML’s other subsidiaries.  The Debtors and their subsidiaries and affiliates are collectively referred to herein as the “Company.”

ASML indirectly owns 65% of MSC, a Bolivian company that produces silver, zinc and lead in southwestern Bolivia (the “San Cristóbal Mine”).  ASML began construction of the San Cristóbal Mine in 2005 and substantially completed construction in 2007.  Although ASML initially owned 100% of MSC, in September 2006 it sold a 35% interest in MSC to Sumitomo, along with a 35% interest in two other ASML subsidiaries associated with MSC, AMM and Apex Silver Finance, Ltd. (“Apex Finance”).  AMM purchases concentrates from MSC and sells them to customers.  Apex Finance, which will be voluntarily liquidated in connection with the reorganization, was the counterparty to certain derivative positions associated with MSC’s project finance facility (as discussed further below).

In addition, ASML, through its subsidiaries, holds a diversified portfolio of privately owned and controlled silver and other mineral exploration properties.  ASML or its affiliates have rights to or control over numerous claims or concessions located in or near the traditional silver producing regions of Central and South America, primarily Argentina, Mexico, Peru and Bolivia.

2.             The San Cristóbal Mine.

The San Cristóbal Mine is located in southwestern Bolivia, a region that historically has produced a significant portion of the world’s silver supply.  The San Cristóbal Mine is comprised of certain mining concessions that are part of a large block of concessions covering approximately 500,000 acres that MSC owns or controls.  MSC has the right to carry out exploration, mining, processing and marketing of all mineral substances located within the concessions, and to use the water found on the concessions.  To maintain the concessions, the Company must make annual mining patent payments to the Bolivian government totaling approximately $575,000.

The San Cristóbal Mine consists of an open pit mine and concentrator with a designed capacity of 40,000 tonnes per day.  A contract miner extracts ore from the open pit by conventional truck and shovel operation and transports mined ore by truck from the pit to the primary crusher.  The crushed ore is then transported by overland conveyor to a plant, where the ore is further processed to produce lead-silver and zinc-silver concentrates.  Concentrates are then filtered, loaded into containers and transported by rail to the port in Mejillones, Chile, and then by ocean vessel to smelters and refineries around the world.  AMM has signed long-term sales agreements with smelters in Europe, Australia, and Asia for a majority of the planned production of zinc and lead concentrates for the first five years of production at the San Cristóbal Mine.

The Company acquired the San Cristóbal Mine concessions (and other exploration properties) in a series of transactions in 1996 and 1997.  The Company completed its detailed development plan in 2004 and began construction of the San Cristóbal Mine facilities in the first quarter of 2005.  Construction was completed in mid-2007 and the Company shipped its first concentrates from the San Cristóbal Mine during the third quarter of 2007.  In 2008, the Company continued to ramp-up to full production and produced approximately 16.5 million ounces of silver, 173,000 tonnes of zinc and 67,000 tonnes of lead.

MSC spent approximately $760 million to develop and construct the San Cristóbal Mine from the inception of the project in January 2004.  This amount excludes operating expenses incurred during start-up and approximately $100 million spent at the site prior to January 1, 2004 on early stage exploration and development activities.

3.             Exploration.

The Company has a portfolio of approximately 45 exploration projects in six countries — Argentina, Mexico, Peru, Bolivia, Ecuador and Australia.  The Company conducted drilling activities on eight projects in 2008 and expects at least three of those projects to advance to a further stage of exploration.  A summary of the three exploration properties the Company currently believes are the most promising is provided below:

(1)           El Quevar – Argentina.  The El Quevar silver project (the “El Quevar Project”) is located in Salta province in the altiplano region of northwestern Argentina, approximately 350 kilometers northwest of the city of Salta.

The Company owns a 65% interest in, and is the manager of, the El Quevar Project pursuant to a joint venture agreement with MH Argentina, S.A., a subsidiary of Hochschild Mining Group, a public mining company based in Peru.  In order to maintain its interest in the concessions relating to the El Quevar Project and increase its interest to 80%, the Company must complete a feasibility study by the end of 2011 and initiate construction of a mine by the end of 2013.  The Company would be required to pay for all costs of development and construction but can recover amounts paid on behalf of MH Argentina, S.A. from 50% of its share of cash flow, which would give the Company 90% of total cash flow until all costs were recovered.

Through this joint venture, the Company controls 14 concessions covering approximately 44,600 hectares, which entitles the Company to carry out exploration and development activities.  The Company has options to purchase three of these concessions from private owners at an aggregate price of approximately $3.5 million with option periods ranging from three to five years.  To maintain the El Quevar Project concessions, the Company makes de minimis yearly rental payments to the Argentine government.  The El Quevar property is not subject to any third-party royalties.

Through the end of 2008, the Company has spent approximately $8.5 million on its early and advanced stage exploration activities at the El Quevar Project.

(2)           Microondas — Mexico

The Microondas silver-gold project (the “Microondas Project”) is a potentially large and high grade vein system located in the state of Zacatecas in central Mexico, approximately 120 kilometers northwest of the city of Zacatecas.

The Company owns 100% of the Microondas Project.  It controls 15 concessions totaling 8,977 hectares, with 10 wholly-owned by the Company and an additional five concessions under option to purchase agreements from private individuals.  To maintain the properties, the Company must make small yearly rental payments to the Mexican government and continue to make option payments to the individuals. There is approximately $600,000 remaining to be paid over the next four years.

The Company acquired its first interest in the area in 2004 and has expended approximately $670,000 on exploration activities and property payments through the end of 2008.

(3)           Zacatecas – Mexico.  In Mexico, the Company has identified several targets to consider for possible advancement in the Zacatecas mining district, a world class silver district (such targets collectively, the “Zacatecas Project”).  Through the end of 2008, the Company has spent approximately $8.5 million on the Zacatecas Project, primarily on the acquisition of surface and mineral right, drilling and geological studies.

The Zacatecas Project is 100% owned by the Company, which controls approximately 190 claims, covering approximately 14,500 hectares.  All but three claims are wholly owned by the Company, and the Company has options to purchase these three claims from private owners for an aggregate purchase price of $575,000.  To maintain the Zacatecas Project claims, the Company pays a yearly rental of approximately $280,000 to the Mexican government.

The Zacatecas Project’s Muleros target, located approximately 10 kilometers north of the city of Zacatecas, has mineralization that includes silver associated with minor amounts of zinc, lead, copper and gold.  Further to the south in the district, the Company is also exploring the Zacatecas Project’s El Cristo target, a silver-rich vein swarm that contains more than five kilometers of veins.

4.             Employees.

At January 15, 2009, the Company had approximately 1,050 full-time employees.  ASMC employs approximately 28 employees in Denver, Colorado (25 of whom are salaried employees) and the Company, in conjunction with MSC, has hired approximately 14 salaried expatriates as consultants to work in locations outside of the United States, including at the San Cristóbal Mine. MSC employs approximately 930 employees and AMM employs approximately four.

B.            Corporate History and Structure

ASML was organized as a company limited by shares under the laws of the Cayman Islands in 1996.  ASML became a public company in 1997.  In 1996 and 1997, ASML and its affiliates and subsidiaries acquired the San Cristóbal concessions and other exploration properties in a series of transactions.

ASML currently has an indirect 65% interest in (a) MSC, a Bolivian subsidiary that owns and operates the San Cristóbal Mine, (b) AMM, a Swiss subsidiary that markets the San Cristóbal concentrates to smelters around the world and (c) Apex Finance, a Cayman Islands subsidiary that was the counterparty to certain derivative positions associated with MSC’s project finance facility (as discussed further below).

ASMC was incorporated in the State of Delaware in 1996 and is an indirect wholly owned subsidiary of ASML.  ASMC is engaged in the management of ASML, AMM, MSC and the other subsidiaries of ASML.

As set forth in the corporate organization chart attached hereto as Exhibit 2, ASML’s corporate structure is comprised of: (a) 26 direct and indirect wholly owned subsidiaries (excluding those subsidiaries that are in dissolution), one of which, ASMC, has sought chapter 11 protection and (b) four indirect partially owned subsidiaries, none of which have sought chapter 11 protection.

Prior to the Petition Date, the ordinary shares of ASML were publicly traded on NYSE Alternext U.S. (the “Exchange”) under the ticker symbol “SIL.”  On December 22, 2008, ASML received a notice from the Exchange, dated December 19, 2008, stating that ASML was not in compliance with a certain listing standard.  The Exchange informed ASML on January 12, 2009 that it planned to issue a notice relating to delisting ASML’s ordinary shares.  Subsequently, on January 26, 2009, ASML received a notice from the Exchange stating that it intends to file a delisting application with the SEC on or after February 2, 2009.

As of March 20, 2008, there were approximately 175 shareholders of record and an estimated 8,600 additional beneficial holders whose ordinary shares were held in street name by brokerage houses.  On the Petition Date, 59,001,093 ordinary shares were issued and outstanding.

ASML files current, quarterly and annual reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, with the SEC.  Reorganized Apex intends to continue to be a reporting company under SEC rules.

C.            Summary of Prepetition Loan Indebtedness

1.             Secured Financing.

In 2005, MSC entered into a $225 million senior secured project finance facility (the “Prepetition Facility”), initially arranged by BNP Paribas and Barclays Capital, and funded by a group of international financial institutions (the “Senior Lenders”).  MSC and all of MSC’s assets, including the San Cristóbal Mine, are pledged to secure the Prepetition Facility.  In addition, ASML pledged its equity interests in the subsidiaries that own 65% of Apex Finance and AMM and guaranteed, on a senior basis, its pro rata share (65%) of MSC’s obligations under the Prepetition Facility, while Sumitomo guaranteed its pro rata share (35%) of those obligations.

On December 15, 2008, the first principal payment under the Prepetition Facility of $33 million was due but was not paid.

Under the Prepetition Facility, an ASML subsidiary was required to obtain price protection for a portion of MSC’s planned metals production by purchasing derivatives.  To comply with this obligation, an ASML subsidiary entered into derivative positions with BNP Paribas and Barclays Capital (collectively, the “Hedge Banks”) that were subsequently transferred to Apex Finance.  MSC also purchased puts from the Hedge Banks in September 2007, as required pursuant to an amendment to the Prepetition Facility (together with the Apex Finance derivative positions, the “Hedge Positions”).  ASML and Sumitomo each guaranteed, on a pro rata basis, Apex Finance’s obligations under the Hedge Positions and also pledged all of MSC’s assets, including the San Cristóbal Mine, to secure the Hedge Positions.  In addition, ASML pledged $91 million in cash collateral to secure Apex Finance’s obligations under the Hedge Positions and ASML’s related guarantee.

2.             Unsecured Financings.

Also in 2005, ASML issued 2.875% Convertible Senior Subordinated Notes due 2024 and 4.0% Convertible Senior Subordinated Notes due 2024 (collectively, the “Subordinated Notes”).  The aggregate outstanding principal amount of the Subordinated Notes is $290 million, with accrued interest payable in March and September of each year.  The Subordinated Notes are contractually subordinated to ASML’s guarantee of the Prepetition Facility.

3.             Equity Interests in ASML.

On the Petition Date, ASML had 175,000,000 ordinary shares authorized for issuance, 59,001,093 of which were outstanding.  As of the Petition Date, no ordinary shares were held in treasury.  In addition, pursuant to various stock option plans, on the Petition Date, there were unvested employee stock grants and outstanding share options representing an additional 2,723,937 ordinary shares.

D.            Events Leading to the Commencement of the Chapter 11 Cases

A confluence of events led to the filing of the Chapter 11 Cases.  Unanticipated increases in the price of silver, lead and zinc required Apex Finance to make substantial settlement payments under Apex Finance’s Hedge Positions.  As a result of its guarantee, ASML was responsible for funding its pro rata share (65%) of these settlement payments and paid a total of approximately $210 million under the Hedge Positions.  In addition, the ramp-up of the San Cristóbal Mine was slower and more costly than expected.  In particular, production was lower and increased more slowly than anticipated due to equipment failures, the unavailability of sufficient process water and other factors.  Operational costs exceeded projections because of the spiraling costs of energy and consumable commodities.  ASML funded its pro rata share (65%) of these substantial costs.

Facing a potential liquidity crisis in the summer of 2008, ASML sought to raise capital and retained a financial adviser, Jefferies, to, among other things, solicit bids for the sale of ASML or ASML’s interest in the San Cristóbal Mine.  Following an extensive marketing effort, two bidders (including Sumitomo) submitted written indications of interest.  After considering these offers, ASML determined that the bid submitted by Sumitomo was the better offer, based in part on Sumitomo’s commitment to continue funding the San Cristóbal Mine and to consummate the transaction.

In August 2008, ASML reached an agreement with Sumitomo to provide working capital for MSC through a $50 million subordinated facility (the “Working Capital Facility”).  Through a series of amendments, the maximum borrowing amount was increased to $150 million, all of which has been fully drawn and remains outstanding.

Starting in September 2008, ASML intensified its discussions with the Hedge Banks, Senior Lenders and Sumitomo concerning a potential restructuring.  These discussions culminated in a series of transactions.  First, ASML and Sumitomo entered into a letter of intent on November 13, 2008 (the “Letter of Intent”), that contemplated Sumitomo’s purchase of ASML’s indirect interests in MSC and AMM.  Second, on December 12, 2008, the Hedge Banks, Sumitomo and ASML executed Termination, Settlement and Release Agreements under which the Hedge Banks terminated the Hedge Positions, released Apex Finance, ASML and MSC from their respective obligations under the Hedge Positions and distributed $24.5 million, plus accrued interest, to ASML from its cash collateral account.  Third, on December 17, 2008, Sumitomo purchased 90% of the loans under the Prepetition Facility (the “Senior Loans”) from the Senior Lenders and executed a standstill agreement with ASML under which Sumitomo agreed to forbear from exercising its rights and remedies with respect to any defaults under the Prepetition Facility, which standstill agreement was subsequently extended until January 12, 2009.  As part of this transaction, the Senior Lenders also agreed, among other things, to allow Sumitomo to control the exercise of rights and remedies with respect to any defaults under the Prepetition Facility.

Shortly after executing the Letter of Intent, ASML initiated discussions with the Subordinated Noteholders’ Working Group representing approximately 43% in face amount of the outstanding Subordinated Notes.  Following a series of meetings and negotiations, ASML and those noteholders reached an agreement with ASML on the principal terms of the Debtors’ Plan, which was initially filed on January 15, 2009.

As of the date of this Disclosure Statement, the Debtors have reached agreement on the principal terms of the Plan with Sumitomo, the Supporting Senior Lenders and the Supporting Subordinated Noteholders that hold approximately 77% in face amount of the outstanding Subordinated Notes.  Such parties have executed the Plan Support Agreement, which sets forth the agreed-upon terms of the Plan, subject to, among other conditions, Bankruptcy Court approval of the Disclosure Statement.  A copy of the Plan Support Agreement is attached to the Plan as Exhibit C.  Pursuant to the Plan Support Agreement Assumption Order, the Debtors have assumed their obligations under the Plan Support Agreement, in accordance with section 365 of the Bankruptcy Code.

The cornerstone of the Plan is the Purchase and Sale Agreement (attached as Exhibit A to the Plan, the “Purchase Agreement”) among Sumitomo, ASML, ASMC and certain other sellers (collectively with ASML and ASMC, the “Sellers”), dated January 12, 2009.  Under the Purchase Agreement, Sumitomo or its designee (the “Purchasers”) will purchase certain purchased properties, upon the consummation of the Plan (the “Sumitomo Transactions”), including:

•                                          shares of MSC representing 65% of the issued and outstanding shares of MSC, including any and all present, future and contingent rights related thereto (the “MSC Acquired Shares”);

•                                          one quota of AMM representing 65% of the issued and outstanding capital of AMM (the “AMM Acquired Quota”);

•                                          all right, title and interest in and to the shareholder loans extended and to be extended by Apex Sweden to fund the operations of the San Cristóbal Mine;

•                                          all right, title and interest in and to deferred management fee obligations, which relate to amounts due from MSC to ASMC under the 2006 MSC Management Agreement (the “Deferred Management Fee Obligations”);

•                                          all right, title and interest in and to the Other MSC Obligations to the Debtors;(4) and

•                                          all of ASC Bolivia’s right, title and interest in and to the ASC Bolivia Assets.

All of the foregoing are collectively referred to as the “Purchased Properties.”

The Purchase Agreement specifically contemplates that the Purchased Properties will be sold free and clear of all liens, claims and encumbrances except those specifically preserved by the Purchase Agreement.  The only properties of the Debtors to be sold free and clear of all liens, claims and encumbrances (other than permitted liens and restrictions) pursuant to section 363(f) of the Bankruptcy Code are ASMC’s interests in the Deferred Management Fee Obligations and ASML’s interest in the Other MSC Obligations to the Debtors.

The purchase price for the Purchased Properties is $27.5 million in cash (the “Cash Purchase Price”), plus (i) $2.5 million for amounts previously paid by ASML or its subsidiaries to operate the San Cristóbal Mine and (ii) at least $9 million in management fees (provided that a sale of the San Cristóbal Mine does not occur during the first 15 months of the agreement) under a fully negotiated Management Services Agreement (attached as Exhibit B to the Plan, the “Management Services Agreement”), the execution of which is a condition precedent to the closing of the Sumitomo Transactions.  The services provided under the Management Services Agreement will include, among other things, management of technical and operating activities, administrative support, information technology and local community relations. Subject to consummation of the Plan supported by the Subordinated Noteholders, Sumitomo has also agreed to assume certain liabilities and to waive and release any claims under the Senior Loans purchased by Sumitomo as against ASML and certain affiliates other than MSC and AMM.  The Sumitomo Transactions will also eliminate certain potential liabilities that the Debtors have under a mining contract and a port agreement, and several other sales and operating contracts.

Under Section 7 of the Purchase Agreement, ASML, ASMC and the other Sellers will assume certain limited indemnity obligations (the “Indemnity Obligations”).  Generally speaking, ASML and the Sellers will be required to indemnify the Purchasers for losses, if any, arising out of (i) certain excluded liabilities (the “Excluded Liabilities”), (ii) the breach of representations relating to the ownership of the Purchased Properties or the capitalization of MSC or AMM, (iii) the breach of representations involving interested party transactions (contracts between MSC or AMM and ASML or an affiliate of ASML involving $500,000 or more of consideration) and (iv) the breach of various covenants in the Purchase Agreement or certain related documents.  ASML,

(4)           Under the Purchase Agreement, “Other MSC Obligations to Apex” is defined as “any and all rights related to any and all liabilities or obligations of any nature due and owing by MSC or AMM to Apex or any Apex Affiliate as of the Closing Date other than the Apex Reimbursable Expenditures and any liabilities and obligations expressly provided for in this Agreement.”

ASMC and the Sellers also agreed to indemnify the Purchasers for certain taxes that accrued solely because MSC or AMM were members of a consolidated group with ASML prior to the closing.

Generally, losses must exceed $1 million before ASML, ASMC or the Sellers are required to indemnify the Purchasers, and will be capped at the $27.5 million Cash Purchase Price.  Losses arising out of the Excluded Liabilities or because of fraud or intentional misrepresentation, however, are not subject to this cap.

Section 5.5 of the Purchase Agreement prohibits the Sellers from taking affirmative steps to solicit additional offers for the Purchased Properties.  However, if ASML’s board of directors is approached by a third party with an “Alternative Proposal” (as that term is defined in the Purchase Agreement) that may lead to an offer superior to the one embodied in the Purchase Agreement, ASML may enter into negotiations with such party and may ultimately enter into a transaction with such third party.  If the negotiations reach this stage, Sumitomo has the right under the Purchase Agreement to be informed of the terms of the proposed “Alternative Transaction” (as that term is defined in the Purchase Agreement) and the right to match these terms.  Before the Sellers may enter into an Alternative Transaction, ASML’s board of directors must determine that the failure to enter into such transaction would be inconsistent with its fiduciary duties and must determine that the Alternative Transaction is more favorable, from a financial point of view, to ASML’s creditors than the Sumitomo Transactions.

Section 6 of the Purchase Agreement sets forth various condition to the Purchasers’ obligation to close the Sumitomo Transactions, including, but not limited to: (i) entry of an order of the Bankruptcy Court, in form and substance reasonably acceptable to Sumitomo confirming the Plan; (ii) delivery of various documents necessary to close the Sumitomo Transactions; (iii) receipt of all required regulatory and third-party approvals; (iv) ASML having commenced a joint provisional liquidation in the Cayman Islands; and (v) a joint provisional liquidator with power to approve the Sumitomo Transactions having been appointed and granted such approval.  Additional conditions include the absence of any (i) insolvency proceeding for Apex Luxembourg or Apex Sweden and (ii) legal impediment to the consummation of the Sumitomo Transactions.

If the Purchase Agreement is terminated and an Alternative Transaction is consummated, Section 8.3 of the Purchase Agreement requires ASML and the Sellers to pay a break-up fee of $11.2 million (the “Break-Up Fee”).(5)  In addition, in general terms, if the Purchase Agreement is terminated because the Sellers have (i) taken any action to approve an Alternative Transaction consistent with Section 5.5 of the Purchase Agreement or (ii) materially breached any material provision of the Purchase Agreement (and failed to cure such breach in 30 days), ASML and the Sellers will be required to pay Sumitomo and its affiliates their documented reasonable out-of-pocket expenses relating to the Sumitomo Transaction in an amount not to exceed $2 million (the “Reimbursement Amount”).

Under Section 8.1 of the Purchase Agreement, the Purchasers may terminate the Purchase Agreement if:  (i) the Confirmation Order for the Plan is not entered by March 16, 2009, or does not become final by March 26, 2009;  (ii) the satisfaction of any closing condition of the Purchasers is impossible (provided that Purchasers are not in material breach of the Purchase

(5)           At a hearing on January 29, 2009 before the Bankruptcy Court, Sumitomo announced its agreement to reduce the Break-Up Fee from $16 million to $11.2 million.  The Bankruptcy Court subsequently approved the terms and conditions for payment of the Break-Up Fee and the Reimbursement Amount in an order entered on January 30, 2009.

Agreement); (iii) the Closing has not occurred on or prior to March 31, 2009 (provided that Purchasers are not in material breach of the Purchase Agreement); and (iv) the Sellers are otherwise in material breach of the Purchase Agreement and have not cured such breach within 30 days of receipt of written notice of such breach (provided that Purchasers are not in material breach of the Purchase Agreement).  In addition, under Section 8.1(i), the Purchase Agreement may be terminated if ASML takes certain steps to consummate an Alternative Transaction.

The Plan also provides for substantial equitization of the Subordinated Notes and the creation of a new company, Reorganized Apex, that will operate as a holding company for subsidiaries engaged in the business of exploration and development and the management of the San Cristóbal Mine following the consummation of the Sumitomo Transactions.

E.             Business Strategy of Reorganized Apex

1.             Exploration and Development Activities.

Reorganized Apex will own a broad portfolio of approximately 45 exploration properties primarily in South America and Mexico, including projects that are already in intermediate to advanced stages of exploration such as the El Quevar Project in Argentina and the Zacatecas Project in Mexico.  Other silver projects, such as the Microondas Project in Mexico and the Anita project in Peru, are scheduled for significant exploration activity in 2009.  Under its business plan, Reorganized Apex plans to continue to evaluate all of its projects for further exploration or divestiture.

In evaluating whether an exploration project warrants potential future development, Reorganized Apex will establish minimum requirements for reserves and annual saleable metal production rates and estimate mine development, capital and operating cost requirements to determine if developing the project is economically viable.

The financial projections for Reorganized Apex are set forth on Exhibit 5 hereto.

2.             Sale or Farm-Out of Exploration Properties.

Exploration properties that do not satisfy Reorganized Apex’s minimum economic requirements for development may generate value through sale or farm-out of the property to a third party.  Exploration properties generally become more valuable as exploration activities define a viable ore deposit.

3.             Mine Operations Management Services.

Reorganized Apex will emerge from bankruptcy with an agreement with Sumitomo to manage the San Cristóbal Mine for an annual fee of $6 million per year with the potential to earn another $1.5 million in annual incentives.  Reorganized Apex plans to leverage the experience and skill of its staff and consultants to identify and capitalize on other opportunities either by earning an interest in other developing third-party projects or providing owners management services for a fee.

IV.

THE CHAPTER 11 CASES

A.            Significant “First Day” Motions

On the Petition Date and during the first few weeks of the Chapter 11 Cases, the Bankruptcy Court entered several orders authorizing the Debtors to continue operating in the ordinary course and to pay various prepetition claims of the Debtors’ employees and independent contractors.  These orders were designed to ease the strain on the Debtors’ businesses and relationships with employees and independent contractors as a consequence of the filings.

In addition, the Bankruptcy Court entered various orders authorizing the Debtors’ retention of professionals.  Specifically, the Bankruptcy Court authorized the Debtors to retain (i) Cleary Gottlieb Steen & Hamilton LLP, as restructuring counsel; (ii) Davis Graham & Stubbs LLP, as special counsel; (iii) Walkers Group, as special counsel; (iv) Jefferies, as financial adviser; and (v) certain ordinary course professionals.

1.             Approval of Sumitomo Break-Up Fee.

On the Petition Date, the Debtors filed a motion seeking authority to pay the Break-Up Fee and Reimbursement Amount to Sumitomo under the terms and conditions set forth in the Purchase Agreement.  On January 30, 2009, the Bankruptcy Court entered an order approving the Debtors’ request for authorization to pay the Break-Up Fee in the amount of $11.2 million and the Reimbursement Amount in an amount of up to $2 million upon the occurrence of certain conditions set forth in the Purchase Agreement.  In addition, the motion seeks approval of the Sumitomo Transactions, including the Debtors’ sale of certain assets to Purchasers pursuant to section 363(f) of the Bankruptcy Code and the Debtors’ incurrence of certain obligations under the Purchase Agreement.  The hearing to approve the Sumitomo Transactions will occur in conjunction with confirmation of the Plan at the Confirmation Hearing, currently scheduled to commence on March 4, 2009.

2.             Wage Motion.

On the Petition Date, the Debtors filed a motion seeking authority to pay certain prepetition wages, reimbursable expenses and other benefits to their employees and independent contractors.  The Bankruptcy Court entered orders approving the motion on January 13, 2009 and January 22, 2009 (collectively, the “Employee Wage Order”).  The Employee Wage Order provides the Debtors authority to pay certain wages incurred but not paid as of the Petition Date to approximately 28 employees of ASMC in Denver, 14 expatriates employed mainly in connection with the San Cristóbal Mine and certain contract workers and independent contractors.  In addition, the Employee Wage Order permits the Debtors to continue paying wages and salaries in the ordinary course during the Chapter 11 Cases and to continue honoring and processing employee benefits, including, but not limited to health care programs, workers’ compensation insurance, and the Company’s 401(k) plan, in the ordinary course during the Chapter 11 Cases.

3.             Cash Management Motion.

On the Petition Date, the Debtors filed a motion authorizing the continued use of their existing cash management system.  The Bankruptcy Court entered a final order approving such motion and ASML’s continued funding of its subsidiaries, including ASMC and ASML’s exploration subsidiaries, on January 22, 2009.  Under this order, ASML has authority to fund its exploration properties, for which ASML has currently budgeted $3.4 million for the first quarter of 2009, and to fund Apex Sweden, Apex Luxembourg and ASC Bolivia as required under the Purchase Agreement during the Chapter 11 Cases.

B.            Cayman Liquidation and JPLs

On January 13, 2009, the Grand Court of the Cayman Islands approved the Winding Up Petition of Apex Silver Mines Limited and commenced the soft-touch joint provisional liquidation.  On January 14, 2009, the Grand Court of the Cayman Islands approved the appointment of Messrs. Hugh Dickson and Stephen John Akers of Grant Thornton as Joint Provisional Liquidators (the “JPLs”) of ASML.  The role of the JPLs includes, but is not limited to, (i) overseeing the continuation of ASML’s business under the control of ASML’s board of directors and the supervision of the Bankruptcy Court, (ii) overseeing and conferring with ASML’s existing board of directors, including attending board meetings, with a view toward maximizing returns to ASML’s creditors, (iii) assisting ASML as a debtor in possession in the Chapter 11 Cases, (iv) consulting with ASML regarding its strategy of reorganization, the sale of its assets, the incurrence of debt and the compromise of claims and (v) conferring with creditors of ASML, as necessary.

C.            DIP Financing Facility

To provide the Debtors with the cash and liquidity necessary to continue operating the San Cristóbal Mine and to maintain normal vendor relations at the San Cristóbal Mine postpetition, on the Petition Date, the Debtors filed a motion seeking Bankruptcy Court approval of a $35 million debtor-in-possession term credit facility (the “DIP Financing Facility”) pursuant to a Secured Super-Priority Debtor-in-Possession Credit and Security Agreement, dated as of January 20, 2009, by and between ASML as borrower and Sumitomo as lender.  The proceeds from the DIP Financing Facility are available to fund ASML’s pro rata portion (65%) of MSC’s working capital requirements during the Chapter 11 Cases, subject to the terms of the DIP Financing Facility.

The DIP Financing Facility bears interest at 15% per annum and is secured by all of ASML’s assets.  Sumitomo has agreed not to exercise its remedies as lender under the Prepetition Facility or the MSC Loan Agreement dated August 11, 2008, as amended, until maturity of the DIP Financing Facility (by acceleration or otherwise).  The DIP Financing Facility will mature on the earliest to occur of (i) March 31, 2009, (ii) the acceleration of the DIP Financing Facility upon the occurrence of an Event of Default thereunder; (iii) February 11, 2009, if the Bankruptcy Court has not entered a final order approving the DIP Financing Facility; (iv) the entry of an order of the Bankruptcy Court approving a plan of reorganization that is consistent with the Plan Support Agreement and under which the Sumitomo Transactions are consummated; and (v) the entry by ASML or its affiliates into definitive documentation for an Alternative Transaction.  Upon consummation of the Sumitomo Transactions, Sumitomo has agreed to waive repayment of the DIP Financing Facility.  Upon consummation of an alternative transaction, ASML has agreed to repay the obligations under the DIP Financing Facility in full as well as Sumitomo’s $131.6 million Senior Claim under the Prepetition Facility.

On January 16, 2009, the Bankruptcy Court entered an order approving the DIP Financing Facility on an interim basis, thereby permitting the drawing of up to $15 million in interim advances, and on February 2, 2009, the Bankruptcy Court entered an order approving the DIP Financing Facility on a final basis.

D.            Employee Incentive Plan Motion

On January 27, 2009, the Debtors filed a motion (the “Employee Incentive Plan Motion”) seeking authority to implement and continue their employee incentive compensation plan (the “Employee Incentive Plan”).  A hearing to consider the Employee Incentive Plan Motion is scheduled for February 18, 2009.  Under the Employee Incentive Plan, senior executives and other employees will be eligible to receive a cash bonus (the “Incentive Bonus”) upon the satisfaction of one or more objectives, including the (1) closing of the Sumitomo Transactions pursuant to the Purchase Agreement or the closing of an alternative transaction that is a higher or better value than the Sumitomo Transactions; (2) entry into a Management Services Agreement with Sumitomo or another purchaser under an alternative transaction; (3) finalization of a business plan for Reorganized Apex; and (4) occurrence of the Effective Date of the Plan.  The Incentive Bonuses will be payable only if (i) each of the objectives applicable to an employee is satisfied and (ii) such employee is an employee of ASML or ASMC in good standing on the date(s) such objective(s) is satisfied.  Subject to Bankruptcy Court approval, the Incentive Bonuses will be payable on March 31, 2009 or such later date commensurate with the Effective Date of the Plan.  The Incentive Bonuses for senior executives will equal approximately 15% to 20% of annual base salary.  The aggregate amount of the Incentive Bonuses for senior executives if all objectives are met will be $459,000.  The aggregate amount of Incentive Bonuses for non-management employees will be $206,550.  The Incentive Bonuses for non-management employees are contingent upon the occurrence of the Effective Date and range from $2,700 to $14,550.

E.             Subordinated Noteholders’ Working Group

Prior to the Petition Date, a Subordinated Noteholders’ Working Group was formed by certain large holders of the Debtors’ Subordinated Notes and together represent approximately 43% of the amount of the outstanding Subordinated Notes.  The Subordinated Noteholders’ Working Group has employed and retained Schulte Roth & Zabel, LLP, as its counsel.  Pursuant to the Original Plan Support Agreement, which the Debtors have assumed pursuant to an order of the Bankruptcy Court, the Debtors are obligated to pay certain reasonable documented fees and expenses of the Subordinated Noteholders’ Working Group, including the fees of Schulte Roth & Zabel LLP.

F.             Claims Process; Last Date to File Proofs of Claims

On January 26, 2009, the Debtors filed their Schedules, including the list of creditors, parties to executory contracts and certain financial information.  The Schedules are available on the Claims Agent’s website at http://chapter11.epiqsystems.com/apex.

On January 27, 2009, the Bankruptcy Court entered an order (the “Bar Date Order”) requiring any Person or entity holding or asserting a Claim (other than certain specified types of Claims) against the Debtors to file a written proof of Claim with Apex Silver Mines Limited Claims Processing Center c/o Epiq Bankruptcy Services, LLC, FDR Station, P.O. Box 5069, New York, New York 10150-5069, on or before February 19, 2009.  The Bar Date Order further provides that any Person or entity required to file a proof of Claim that fails to timely file such proof of Claim will be forever barred, estopped and enjoined from receiving a Distribution under the Plan and will be forever barred, estopped and enjoined from asserting a Claim against the Debtors, their estates, the Reorganized Debtors, Reorganized Apex and any of their successors or assigns.

G.            Assumption/Rejection of Leases and Executory Contracts

Pursuant to the Bankruptcy Code, the Debtors have (a) 60 days after the Petition Date to assume or reject unexpired leases of nonresidential real property unless such time period is extended by the Bankruptcy Court for cause and (b) until confirmation of the Plan to assume or reject executory contracts.

On the Petition Date, the Debtors filed a motion to assume the Original Plan Support Agreement.  This motion was approved on January 22, 2009.

The Debtors may file additional motions with respect to their remaining leases and executory contracts within the time period established by the Bankruptcy Code or such other time as may be set by the Bankruptcy Court.  The Plan provides that ASML will assume and assign to Reorganized Apex the Purchase Agreement.  In addition, the Plan provides that except for unexpired leases and executory contracts that (i) have been rejected by order of the Bankruptcy Court, (ii) are the subject of a motion to reject that is pending on, or decided prior to, the Confirmation Date, (iii) are listed on Exhibit E to the Plan or (iv) are rejected pursuant to the terms of the Plan, the Debtors will assume all of their executory contracts and unexpired leases effective as of the Effective Date.  For a more detailed discussion of the assumption and assignment process, including the establishment of cure amounts with respect to assumed contracts and leases, as well as the procedures for resolving objections to the Debtors’ proposed cure amounts set forth on Exhibit D (as such Exhibit may be amended) to the Plan, please refer to Section V.F.4 of the Disclosure Statement.

A list of executory contracts or unexpired leases to be rejected under the Plan is set forth on Exhibit E to the Plan (as such Exhibit may be amended).

V.

THE PLAN

A.            Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its equity interest holders.  In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor’s assets.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the petition date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case.  A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor.  Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any Person acquiring property under the plan and any creditor or equity interest holder of a debtor.  Subject to certain limited exceptions, the order approving confirmation of a plan discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

In general, a chapter 11 plan of reorganization (i) divides claims and equity interests into separate classes, (ii) specifies the property, if any, that each class is to receive under the plan and (iii) contains other provisions necessary to the reorganization of the debtor and required or permitted by the Bankruptcy Code.

After a plan of reorganization has been filed, the holders of claims who are impaired and not deemed to have rejected the plan are generally permitted to vote to accept or reject the plan.  Before soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan.  The Debtors are submitting this Disclosure Statement to holders of Claims who are Impaired and not deemed to have rejected the Plan to satisfy the requirements of section 1125 of the Bankruptcy Code.

B.            Overview of the Plan

THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN.  THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN.

The Plan classifies Claims and Equity Interests separately in accordance with the Bankruptcy Code and provides different treatment for different Classes of Claims and Equity Interests.  Claims and Equity Interests shall be included in a particular Class only to the extent such Claims or Equity Interests qualify for inclusion within such Class.  The Plan segregates the various Claims (other than those that do not need to be classified) into seven separate Classes and segregates the Equity Interests into one Class.  These Classes take into account the differing nature and priority of Claims against, and Equity Interests in, the Debtors.  Unless otherwise indicated, the characteristics and amounts of the Claims or Equity Interests in the following Classes are based on the books and records of the Debtors.

This section summarizes the treatment of each of the Classes of Claims and Equity Interests under the Plan, describes the capital structure of Reorganized Debtors and describes other provisions of the Plan.  Only Holders of Allowed Claims — Claims that are not in dispute, are not contingent, are liquidated in amount and are not subject to objection or estimation — are entitled to receive Distributions under the Plan.  For a more detailed description of the definition of “Allowed,” see Article I of the Plan.  Until a Disputed Claim or Equity Interest becomes Allowed, distributions of Cash, securities and/or other instruments or property otherwise available to the Holder of such Claim or Equity Interest will not be made.

The Plan is intended to enable the Debtors to continue present operations without the likelihood of a subsequent liquidation or the need for further financial reorganization.  The Debtors believe that they will be able to perform their obligations under the Plan and continue to meet all expenses after the Effective Date without further financial reorganization.  Also, the Debtors believe that the Plan permits fair and equitable recoveries, while expediting the reorganization of the Debtors.

The “Confirmation Date” is the date that the Confirmation Order is entered by the Clerk on the docket of the Bankruptcy Court.  The “Effective Date” is the first Business Day on or after the Confirmation Date on which all of the conditions to the Effective Date specified in Article IX of the Plan are satisfied or waived and the parties consummate the transactions contemplated by the Plan.

The Debtors anticipate that the Effective Date will occur during March 2009.  Such date could be delayed should there be a delay in entry of the Confirmation Order.  Resolution of any challenges to the Plan may take time and, therefore, the actual Effective Date cannot be predicted with certainty.

Other than as specifically provided in the Plan, the treatment under the Plan of each Claim and Equity Interest will be in full satisfaction, settlement, release and discharge of all Claims or Equity Interests.  The Reorganized Debtors will make all payments and other distributions to be made under the Plan unless otherwise specified.

C.            Unclassified Claims

1.             Administrative Expense Claims Generally.

Subject to the provisions of sections 330(a), 331 and 503(b) of the Bankruptcy Code, each Administrative Expense Claim shall be paid by the Debtors or Reorganized Apex, at their election, (i) in full, in Cash, in such amounts as are incurred in the ordinary course of business by the Debtors, or in such amounts as such Administrative Expense Claim is Allowed by the Bankruptcy Court upon the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Expense Claim, (ii) upon such other terms as may exist in the ordinary course of the Debtors’ business or (iii) upon such other terms as may be agreed upon in writing between the Holder of such Administrative Expense Claim and the Debtors, in each case in full satisfaction, settlement, discharge and release of, and in exchange for, such Administrative Expense Claim.

(a)           Professional Fees

All final fee applications for Professional Fees incurred prior to the Effective Date and for services rendered during or in connection with the Chapter 11 Cases shall be Filed with the Bankruptcy Court and served on Reorganized Apex and its counsel, the Office of the United States Trustee (U.S. Department of Justice, 33 Whitehall Street, 21st Floor, New York, New York 10004, Attention:  Gregory Zipes, Esq.) no later than the Professional Fees Bar Date.  If the Debtors or Reorganized Apex and any such Professional cannot agree on the amount of fees and expenses to be paid to such party, the reasonableness of any such fees and expenses shall be determined by the Bankruptcy Court.  Holders of Professional Fees Claims that are required to File and serve applications for final allowance of their Professional Fees Claims and that do not File and serve such applications by the required deadline shall be forever barred from asserting such Professional Fees Claims against the Debtors, the Reorganized Entities or their respective properties, and such Professional Fees Claims shall be deemed discharged as of the Effective Date.  Objections to any Professional Fees Claims must be Filed and served on Reorganized Apex and its counsel, the Office of the United States Trustee and the requesting party no later than fifteen (15) days (or such longer period as may be allowed by Reorganized Apex or by order of the Bankruptcy Court) after the date on which an application for final allowance of such Professional Fees Claims was Filed and served.

(b)           Substantial Contribution Claims

All requests for compensation or reimbursement of Substantial Contribution Claims shall be Filed and served on Reorganized Apex and its counsel, the Office of the United States Trustee (U.S. Department of Justice, 33 Whitehall Street, 21st Floor, New York, New York 10004, Attention:  Gregory Zipes, Esq.), and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other order(s) of the Bankruptcy Court, no later than thirty (30) days after the Effective Date.  Unless such deadline is extended by agreement of Reorganized Apex, holders of Substantial Contribution Claims that are required to File and serve applications for final allowance of their Substantial Contribution Claims and that do not File and serve such applications by the required deadline shall be forever barred from asserting such Substantial Contribution Claims against the Debtors, the Reorganized Entities or their respective properties, and such Substantial Contribution Claims shall be deemed discharged as of the Effective Date.  Objections to any Substantial Contribution Claims must be Filed and served on Reorganized Apex and its counsel, the Office of the United States Trustee and the requesting party no later than fifteen (15) days (or such longer period as may be allowed by Reorganized Apex or by order of the Bankruptcy Court) after the date on which an application for final allowance of such Substantial Contribution Claims was Filed and served.

2.             Priority Tax Claims.

The legal, equitable and contractual rights of the Holders of Priority Tax Claims are unaltered by the Plan.  On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors (a) Cash equal to the amount of such Allowed Priority Tax Claim; (b) such other less favorable treatment as to which the Debtors or Reorganized Apex and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing; or (c) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code.  Each Holder of an Allowed Secured Tax Claim shall retain the Liens securing its Allowed Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Secured Tax Claim is made as provided in the Plan.  On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Secured Tax Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

3.             DIP Financing Facility Claims.

In the event that the Sumitomo Transactions are not consummated, the legal, equitable and contractual rights of each Holder of a DIP Financing Facility Claim are unaltered by the Plan and all DIP Financing Facility Claims will be paid in full in accordance with the DIP Financing Facility and the Final Order relating to the DIP Financing Facility.

In the event that the Sumitomo Transactions are consummated, on the Effective Date, but before ASML transfers assets to Reorganized Apex as provided under the Plan, except to the extent that the Holders of the DIP Financing Facility Claims and the Debtors agree to a different treatment, the Holders of the DIP Financing Facility Claims shall be deemed to have waived and released in full such DIP Financing Facility Claims to the extent set forth in the DIP Financing Facility as of the Effective Date and the Confirmation Order shall be deemed to have discharged any and all Claims, liabilities and obligations under the DIP Financing Facility as of the Effective Date to the extent set forth in the DIP Financing Facility; provided, however, that such waiver, release or discharge shall not extend to any Shareholder Loans made with the proceeds of any advances made under the DIP Financing Facility, which Shareholder Loans shall be purchased under the Purchase Agreement.

D.            Description of the Classes

1.             Class 1: Other Priority Claims (Not Impaired).

The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims are unaltered by the Plan.  On, or as soon as reasonably practicable after, the later of (a) the Initial Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (b) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 1 Claim, at the election of the Debtors:  (x) Cash equal to the amount of such Allowed Class 1 Claim; (y) such other less favorable treatment as to which the Debtors or Reorganized Apex and the Holder of such Allowed Class 1 Claim shall have agreed upon in writing; or (z) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code.

2.             Class 2: Other Secured Claims (Not Impaired).

The legal, equitable and contractual rights of the Holders of Allowed Class 2 Claims are unaltered by the Plan.  On, or as soon as reasonably practicable after, the later of (a) the Initial Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (b) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 2 Claim, at the election of the Debtors:  (x) Cash equal to the amount of such Allowed Class 2 Claim; (y) such other less favorable treatment as to which the Debtors or Reorganized Apex and the Holder of such Allowed Class 2 Claim shall have agreed upon in writing; or (z) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code.  Each Holder of an Allowed Other Secured Claim shall retain the Liens securing its Allowed Other Secured Claim as of the Effective Date until full and final payment of such Allowed Other Secured Claim is made as provided in the Plan.  On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Other Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

3.             Class 3: Senior Claims (Impaired).

(a) If Class 4 (Subordinated Note Claims) votes to accept the Plan, on the Effective Date (x) each Holder of a Senior Claim shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have settled, waived and released in full any Senior Claims as of the Effective Date and shall not be entitled to any Distributions in respect of any Senior Claims and (y) the Confirmation Order shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have discharged and released in full all Senior Claims as against the Debtors, their Affiliates and the Subordinated Noteholders.

(b) If Class 4 (Subordinated Note Claims) does not vote to accept the Plan, on the Effective Date, or as soon as reasonably practicable thereafter, (x) each Holder of an Allowed Senior Claim shall, as to the Debtors and their Affiliates, receive, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Senior Claim a Pro Rata share of the Cash Allocation, which Allowed Senior Claim shall rank senior to the Subordinated Note Claims and shall be paid in full, with interest accrued but unpaid as of the Petition Date at the applicable rate, prior to the payment of any portion of the Subordinated Note Cash Allocation to any Holder of an Allowed Class 4 Claim and (y) the Confirmation Order shall, as to the Debtors and their Affiliates, be deemed to have discharged and released in full all Allowed Senior Claims as against the Debtors and their Affiliates.

(c) Nothing set forth in the Plan or the Confirmation Order shall affect, or be deemed to affect, Sumitomo’s or any of its Affiliates’ rights against MSC or AMM with respect to the Senior Loans, Sumitomo Working Capital Facility or Shareholder Loans.

4.             Class 4: Subordinated Note Claims (Impaired).

(a) Subject to Section 8.4 of the Plan, if Class 4 votes to accept the Plan, on, or as soon as reasonably practicable after the Initial Distribution Date, each Holder of an Allowed Subordinated Note Claim shall receive (x) a Pro Rata share of the Cash Allocation and (y) a Pro Rata share of New Common Stock, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Subordinated Note Claim.

(b) Subject to Section 8.4 of the Plan, if Class 4 does not vote to accept the Plan, on, or as soon as reasonably practicable after the Initial Distribution Date, each Holder of an Allowed Subordinated Note Claim shall receive (x) a Pro Rata share of the Subordinated Note Cash Allocation after payment in full of Allowed Senior Claims and (y) a Pro Rata share of New Common Stock, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Subordinated Note Claim.

5.             Class 5: General Unsecured Claims (Impaired).

Subject to Section 8.4 of the Plan, and effective as of the Effective Date, on, or as soon as reasonably practicable after, the Initial Distribution Date if such Class 5 Claim is Allowed on the Effective Date or otherwise the date on which such Class 5 Claim becomes Allowed, each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed General Unsecured Claim, at its election or as provided under Section 6.7(c) of the Plan (x) Cash equal to the amount of such Allowed Class 5 Claim, if such Allowed Class 5 Claim is a Convenience Claim, or Cash equal to $10,000 if such Allowed Class 5 Claim is an Allowed General Unsecured Claim in excess of $10,000 or (y) a Pro Rata share of New Common Stock to be issued under the Plan in an amount based on such Allowed Class 5 Claim, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date.

6.             Class 6: Sumitomo General Unsecured Claims (Impaired).

(a) Subject to Section 8.4 of the Plan, if Class 4 (Subordinated Note Claims) does not vote to accept the Plan, on, or as soon as reasonably practicable after the Effective Date, but effective as of the Effective Date, each Holder of an Allowed Sumitomo General Unsecured

Claim shall receive a Pro Rata share of New Common Stock, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date in full satisfaction, settlement, discharge and release of, and in exchange for, its Sumitomo General Unsecured Claim.

(b) If Class 4 (Subordinated Note Claims) does vote to accept the Plan under which the Sumitomo Transactions are consummated, each Holder of an Allowed Sumitomo General Unsecured Claim shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have settled, waived and released in full its Sumitomo General Unsecured Claim as of the Effective Date and shall not be entitled to any Distributions in respect of any Sumitomo General Unsecured Claims and (b) the Confirmation Order shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have discharged and released in full all Sumitomo General Unsecured Claims.

7.             Class 7: Statutory Subordinated Claims (Impaired).

Holders of Allowed Statutory Subordinated Claims shall not receive or retain any Distribution or property on account of such Allowed Statutory Subordinated Claims.

8.             Class 8: Old Equity Interests (Impaired).

Holders of Old Equity Interests shall not receive or retain any Distribution or property on account of such Old Equity Interests.

E.             Summary of Capital Structure of Reorganized Debtors

1.             Description of the New Common Stock.

50,000,000 shares will be authorized and approximately 3,000,000 shares will be issued by Reorganized Apex under the Reorganized Apex Certificate of Incorporation, including shares issued to Holders of Allowed Subordinated Note Claims and subject to reduction in an amount equal to Distributions to be made to Holders of Allowed General Unsecured Claims or Allowed Sumitomo General Unsecured Claims, if any, subject to dilution under the Management Incentive Plan.

The Management Incentive Plan is an incentive plan pursuant to which, among other things, the board of directors of Reorganized Apex may award to certain members of Reorganized Apex’s senior management on or after the Effective Date, on such date(s) and in such manner to be determined by the board of directors of Reorganized Apex, shares of common stock in Reorganized Apex (or options to acquire shares of common stock in Reorganized Apex) not to exceed (in the aggregate) 10% of the aggregate number of outstanding shares of New Common Stock to be issued under the Plan.

2.             Corporate Structure of Reorganized Debtors.

(a)           Reorganized Debtors

The certificates or articles of incorporation and by-laws of the Debtors shall be amended to satisfy the provisions of the Plan, the Plan Support Agreement and the Bankruptcy Code and shall (a) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code and (b) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate the Plan and the transactions contemplated thereby.

The Reorganized Apex Certificate of Incorporation and By-Laws shall satisfy the provisions of the Plan, the Plan Support Agreement and the Bankruptcy Code and shall (a) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; (b) authorize the issuance of New Common Stock in an amount not less than the amount necessary to permit the Distributions thereof required or contemplated by the Plan; (c) to the extent necessary or appropriate, include restrictions on the Transfer of New Common Stock; and (d) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate the Plan and the transactions contemplated thereby.

Among other things, the Reorganized Apex Certificate of Incorporation and By-Laws shall (a) require unanimous approval of the board of directors, including each independent director, for any actions taken by the board prior to the two-year anniversary of the Effective Date (the “Specified Period”) that would liquidate or sell Reorganized Apex (or any of its material subsidiaries) or sell or transfer all or any substantial part of Reorganized Apex’s assets (or any of its material subsidiaries’ assets), in a single transaction or a series of transactions (collectively, the “Specified Transactions”); (b) prohibit the payment of dividends (in a single distribution or series of distributions) during the first twelve (12) months after the Effective Date and prohibit payment of dividends (in a single distribution or series of distributions) in excess of ten (10) percent of the unrestricted Cash held by Reorganized Apex on the Effective Date during the remaining portion of the Specified Period (the “Dividend Limitation”); and (c) prohibit any amendments to the number of independent directors and the provisions relating to the Specified Period, the Specified Transactions or the Dividend Limitation without (x) the affirmative unanimous approval of the board of directors, including each independent director, and (y) an affirmative vote of the shareholders representing not less than seventy-five (75) percent of the outstanding shares.  During the Specified Period, any action by Reorganized Apex to enter into or consummate a Specified Transaction shall require an affirmative vote of the shareholders representing not less than seventy-five (75) percent of the outstanding shares.

The Reorganized Apex Certificate of Incorporation and By-Laws shall be in form and substance reasonably acceptable to the Majority Supporting Subordinated Noteholders; provided, however, that the Reorganized Apex Certificate of Incorporation and By-Laws shall be deemed to be reasonably satisfactory to the Majority Supporting Subordinated Noteholders if such parties do not file an objection to the Reorganized Apex Certificate of Incorporation and By-Laws at or prior to the Confirmation Hearing.

Each Reorganized Entity is authorized to enter into such agreements and amend its corporate governance documents to the extent reasonably necessary to implement the terms and conditions of the Plan.

(b)           Restructuring Transactions

Prior to the Effective Date, ASML shall form Reorganized Apex.

On or immediately following the Effective Date, following the release of the DIP Financing Facility Claims and the closing of the Purchase Agreement pursuant to its terms,

ASML shall transfer to Reorganized Apex all of ASML’s assets, including, but not limited to, all Cash, cash equivalents, auction rate securities and stock in ASML’s subsidiaries, other than the ASML Liquidation Reserve and ASML’s right, title and interest in and to the Purchase Agreement, free and clear of all Liens, Claims and encumbrances pursuant to section 363(f) of the Bankruptcy Code.  Any unused portion of the ASML Liquidation Reserve shall be transferred to Reorganized Apex no later than the nine-month anniversary of the Effective Date.

Reorganized Apex shall assume all of ASML’s obligations under the Purchase Agreement as necessary to effectuate the Sumitomo Transactions and shall be authorized to enter into such other Transaction Documents as required under the Purchase Agreement.

On or after the Effective Date, without limiting any rights and remedies of the Debtors or Reorganized Entities under the Plan or applicable law and subject to any applicable limitations in the Reorganized Apex Certificate of Incorporation and By-Laws, the Reorganized Entities may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Entities.  Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations or dissolutions, as may be determined by the Reorganized Entities to be necessary or appropriate (collectively, the “Restructuring Transactions”) provided such Restructuring Transactions are not prohibited by the Plan, Plan Support Agreement or the Purchase Agreement.  The actions to effect the Restructuring Transactions may include (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and the Purchase Agreement and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and the Purchase Agreement and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; (iv) the liquidation of Apex Finance, Apex Luxembourg and Apex Sweden; and (v) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.  The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations or dissolutions, as may be determined by Reorganized Apex to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Entities vesting in one or more surviving, resulting, or acquiring corporations.  In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to the Reorganized Entities, such surviving, resulting or acquiring corporation will perform the obligations of the Reorganized Entities pursuant to the Plan to pay or otherwise satisfy the Allowed Claims to the extent not already paid or satisfied.

F.             Other Provisions of the Plan

1.             Limited Substantive Consolidation of the Debtors.

The Plan provides for the limited substantive consolidation of the Debtors’ Estates, but solely for purposes of voting on the Plan by Class 5 Claims (General Unsecured Claims) and making Distributions to Holders of Claims in such Class under the Plan.  The Debtors reserve all rights with respect to the substantive consolidation of the Debtors.

On the Effective Date, (i) all assets and liabilities of the Debtors will, solely for voting and Distribution purposes for Class 5 Claims, be treated as if they were merged, (ii) each Class 5 Claim against the Debtors will be deemed a single Class 5 Claim against and a single obligation of the Debtors, (iii) any Class 5 Claims Filed or to be Filed in the Chapter 11 Cases will be deemed Class 5 Claims against the Debtors, (iv) all transfers, disbursements and Distributions to Class 5 Claims made by any Debtor under the Plan will be deemed to be made by the Debtors, (v) all Intercompany Claims by, between, and among the Debtors and Affiliates will, solely for voting and Distribution purposes for Class 5 Claims, be eliminated and (vi) any obligation of the Debtors as to Class 5 Claims will be deemed to be one obligation of all of the Debtors.  Holders of Allowed Claims in Class 5 shall be entitled to their share of assets available for Distribution to such Class without regard to which Debtor was originally liable for such Claim.  Except as set forth in Article V of the Plan, such limited substantive consolidation shall not (other than for purposes related to the Plan) (w) affect the legal and corporate structures of the Debtors or the Reorganized Entities, subject to the right of the Debtors or Reorganized Entities to effect the Restructuring Transactions contemplated by the Plan, (x) cause any Debtor to be liable for any Claim or Old Equity Interest under the Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Old Equity Interest shall not be affected by such limited substantive consolidation, (y) except as otherwise stated in Article V of the Plan, affect Intercompany Claims of Debtors against Debtors and (z) affect Equity Interests in the Debtors’ non-debtor Affiliates except as otherwise may be required in connection with the Restructuring Transactions contemplated by the Plan.  The limited substantive consolidation provided in Article V of the Plan shall have no affect on the Purchased Properties to be acquired under the Purchase Agreement or any Person’s obligation or liability under the Purchase Agreement.

Unless the Bankruptcy Court has approved by a prior order the limited substantive consolidation of the Debtors solely for voting and Distribution for Class 5 Claims, the Plan shall serve as, and shall be deemed to be, a request for entry of an order substantively consolidating the Debtors’ Estates, but solely for purposes of voting on the Plan and making Distributions to Holders of Class 5 Claims under the Plan.  If no objection to the limited substantive consolidation of the Debtors’ Estates is timely Filed and served by any Holder of an Impaired Claim affected by the Plan as provided therein on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Confirmation Order shall serve as the order approving the limited substantive consolidation of the Debtors’ Estates, but solely for purposes of voting on the Plan and making Distributions to Holders of Class 5 Claims under the Plan.  Any objections with respect to the limited substantive consolidation of the Debtors’ Estates, solely for purposes of voting on the Plan and making Distributions to Holders of Class 5 Claims under the Plan, that are timely Filed and served shall be heard at the Confirmation Hearing.

2.             Timing and Conditions of Distributions.

(a)           Distributions for Claims Allowed as of the Effective Date

(i)            Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Effective Date or as soon thereafter as is practicable.  If Class 4 (Subordinated Note Claims) votes to accept the Plan, any Distribution to be made pursuant to the Plan shall be deemed as having been made on the Effective Date.  Any payment or Distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.  Distributions on account of Disputed Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 8.3 of the Plan.

(b)           No Postpetition Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date.

(c)           Distributions by Reorganized Entities

Other than as specifically set forth below, the Disbursing Agent shall make all Distributions required to be distributed under the Plan.  Distributions of Cash and shares of New Common Stock on account of the Subordinated Note Claims shall be made to the Subordinated Notes Indenture Trustee under each of the Subordinated Notes Indentures.  The Disbursing Agent may employ or contract with other entities to assist in or make the Distributions required by the Plan.

(d)           Delivery of Distributions and Undeliverable or Unclaimed Distributions

(i)            Delivery of Distributions in General.  Except as set forth below in Sections 6.4(e) and 6.7 of the Plan, Distributions of Cash to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors’ records unless such addresses are superseded by proofs of claim, duly cast Ballots or transfers of claim Filed pursuant to Bankruptcy Rule 3001.  Physical certificates representing shares of New Common Stock shall not be issued pursuant to the Plan.  Except as described below, rather than issuing physical certificates for such shares of New Common Stock, Reorganized Apex shall cause any such shares of New Common Stock to be credited in book-entry form to direct registered accounts maintained by Reorganized Apex’s transfer agent for the benefit of the respective Holders (or, in the case of Holders of Allowed Class 4 Claims, to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders).

(ii)           Delivery of Shares of New Common Stock to Holders of Allowed Class 4 Claims.  As soon as practicable after (i) the Initial Distribution Date and (ii) the date a Distribution is made pursuant to Section 8.4, the Subordinated Notes Indenture Trustee shall, in accordance with the Subordinated Notes Indentures, cause shares of New Common Stock distributable to Holders of Allowed Class 4 Claims to be delivered to

DTC for crediting in book-entry form to the accounts of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holder.

(iii)          Delivery of Shares of New Common Stock to Holders of Allowed Class 5 Claims.  On, or as soon as reasonably practicable after (i) the Initial Distribution Date if such Class 5 Claim is Allowed on the Effective Date or otherwise the date on which such Class 5 Claim becomes Allowed and (ii) the date a Distribution is made pursuant to Section 8.4 of the Plan, for all Holders of Allowed Class 5 Claims electing to receive New Common Stock, the Disbursing Agent shall cause Reorganized Apex’s transfer agent to credit in book-entry form shares of New Common Stock to direct registered accounts maintained by Reorganized Apex’s transfer agent for the benefit of such Holders of Class 5 Claims.

(iv)          Delivery of Shares of New Common Stock to Holders of Allowed Class 6 Claims.  If Class 4 (Subordinated Note Claims) does not vote in favor of the Plan, the Disbursing Agent shall cause Reorganized Apex’s transfer agent to credit in book-entry form shares of New Common Stock distributed to Holders of Allowed Class 6 Claims to be credited in book-entry form to direct registered accounts maintained by Reorganized Apex’s transfer agent for the benefit of such Holders of Class 6 Claims.

(v)           Undeliverable and Unclaimed Distributions.

(A)          Holding of Undeliverable and Unclaimed Distributions.  If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then current address.

(B)           After Distributions Become Deliverable.  The Disbursing Agent shall make all Distributions that have become deliverable or have been claimed since the Initial Distribution Date as soon as practicable after such Distribution has become deliverable or has been claimed.

(C)           Failure to Claim Undeliverable Distributions.  Any Holder of an Allowed Claim (or any successor or assignee or other Person or Entity claiming by, through, or on behalf of, such Holder) that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed Distribution within six months after the later of the Effective Date or the date such Distribution is due shall be deemed to have forfeited its claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed

Distribution against the Debtors or their Estates, the Reorganized Entities or their property.  In such cases, (a) any Cash for Distribution on account of such claims for undeliverable or unclaimed Distributions shall become the property of Reorganized Apex free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and (b) any New Common Stock and/or other New Securities and Documents held for Distribution on account of such Claim shall be canceled and of no further force or effect.  Nothing contained in the Plan shall require the Debtors, Reorganized Entities, or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

(e)           Record Date for Distributions

The Disbursing Agent and the Reorganized Entities will have no obligation to recognize the Transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Confirmation Date and will be entitled for all purposes in the Plan to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Confirmation Date.  The Disbursing Agent and the Reorganized Entities shall be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the official claims register, or their books and records, as of the close of business on the Confirmation Date.

(f)            Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest to but excluding the Petition Date, such Distribution shall, to the extent permitted by applicable law, be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

(g)           Cash Payments

(i)            Except as set forth in Section 6.7(b) of the Plan, payments of Cash made pursuant to the Plan shall be made by the Disbursing Agent, in U.S. dollars and, at the option and in the sole discretion of the Disbursing Agent, by (i) checks drawn on or (ii) wire transfer from a domestic bank selected by the Disbursing Agent.  Cash shall be paid by the Disbursing Agent to the Subordinated Notes Indenture Trustee by federal funds wire transfer on the Initial Distribution Date.  Cash payments to foreign creditors may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.  Any check issued by the Disbursing Agent shall be null and void if not negotiated within ninety (90) days after issuance and shall be deemed to be an unclaimed Distribution pursuant to Section 6.4(e) of the Plan.

(ii)           On or as soon as practicable after the Initial Distribution Date or the date of the Distribution to the Subordinated Notes Indenture Trustee of any Excess Cash or Remaining Excess Cash, the Subordinated Notes Indenture Trustee shall, in accordance with the Subordinated Notes Indentures, cause Cash distributable to Holders of Allowed Class 4 Claims to be delivered to DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective holders.

(iii)          The Debtors, the Reorganized Entities and their agents shall be authorized and empowered to contact and communicate with Holders of Allowed General Unsecured Claims to determine whether such Holders shall elect to receive a Distribution in Cash or New Common Stock as set forth in Section 3.3(c) of the Plan.  In the event that a Holder of an Allowed General Unsecured Claim does not make such an election prior to a date that is fifteen (15) days after the later of (i) the Confirmation Date, and (ii) the date that the Debtors, Reorganized Entities or their agents deliver a notice to the Holder of such Claim that the Claim has become Allowed, such Holder shall be deemed to have made an election to receive a Distribution in Cash, subject to the terms and conditions of the Plan.

(h)           Withholding and Reporting Requirements

In connection with the Plan and all Distributions thereunder, the Reorganized Entities shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all Distributions thereunder shall be subject to any such withholding and reporting requirements.  The Reorganized Entities shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  All persons holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes.  Notwithstanding any other provision of the Plan to the contrary, (a) each Holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such Distribution, and (b) no Distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements satisfactory to the Reorganized Entities for the payment and satisfaction of such tax obligations.  Any Cash, New Common Stock, other New Securities and Documents and/or other consideration or property to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an unclaimed Distribution pursuant to Section 6.4(e) of the Plan.

(i)            Setoffs

The Reorganized Entities may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, but shall not be required to, set off against any Claim (other than the DIP Financing Facility Claims, the Senior Lender Claims and the Subordinated Note Claims),

the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, or claims of any nature whatsoever that the Debtors or the Reorganized Entities may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Reorganized Entities of any such claim that the Debtors or the Reorganized Entities may have against such Holder.

(j)            Fractional Shares

No fractional shares of New Common Stock shall be distributed.  Where a fractional share would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of .50 or more than .50) of such fraction to the nearest whole share of New Common Stock or a rounding down (in the case of less than .50) of such fraction.

3.             Resolution of Disputed Claims.

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Debtors and Reorganized Apex shall have the exclusive right to make and File objections to Claims (other than Administrative Expense Claims and Professional Fees Claims to which other parties may object as set forth in Section 3.1(b) of the Plan) and shall serve a copy of each objection upon the Holder of the Claim to which the objection is made as soon as practicable, but in no event later than ninety (90) days after the Effective Date.  Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Holder thereof if service is effected in any of the following manners:  (a) in accordance with Rule 4 of the Federal Rules of Civil Procedure, as modified and made applicable by Bankruptcy Rule 7004; (b) by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified in the proof of claim or interest or any attachment thereto; or (c) by first class mail, postage prepaid, on any counsel that has appeared on the Holder’s behalf in the Chapter 11 Cases.  The Debtors and the Reorganized Entities shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto or by litigating to Final Order in the Bankruptcy Court the validity, nature and/or amount thereof.

(a)           No Distributions Pending Allowance

Notwithstanding any other provision of the Plan to the contrary, no payments or Distributions of any kind or nature shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim has become an Allowed Claim.

(b)           Distributions on Account of Disputed Claims Once They Are Allowed

If a Disputed Claim becomes an Allowed Claim after the Initial Distribution Date, the Disbursing Agent shall be authorized to cause a Distribution to be made on account of such Disputed Claim on the date of Allowance or as soon as reasonably practicable thereafter.  Such Distributions will be made pursuant to the applicable provisions of Article VI and Section 8.4 of the Plan.  A Holder of such an Allowed Claim in Classes 4, 5 or 6 will be entitled to receive, on the basis of the amount of the Allowed Claim, any dividends or other Distributions made to Holders in the same Class on account of their shares of New Common Stock between the Initial Distribution Date and the date such New Common Stock is actually Distributed to such Holder.

(c)           Estimation of Unsecured Claims; Distributions of New Common Stock

On the Effective Date, Reorganized Apex shall be authorized to (a) estimate the amount of General Unsecured Claims and Sumitomo Unsecured Claims (collectively, the “Estimated Unsecured Claims”) that are not yet Allowed Claims for purposes of calculating the Pro Rata share of New Common Stock to be issued and Distributed to Holders of Allowed Claims in Classes 4, 5 and 6 on the Initial Distribution Date, and (b) issue and retain until Distribution (or hold on reserve) an amount of New Common Stock in respect of the Estimated Unsecured Claims (the “Reserved New Common Stock”).  If any such Estimated Unsecured Claim becomes an Allowed Claim after the Effective Date, and the Holder of such Claim is entitled to a Distribution of New Common Stock pursuant to the Plan, the Disbursing Agent shall be authorized to Distribute the Pro Rata share of New Common Stock from the Reserved New Common Stock to such Holder (provided, that with respect to a Holder of any Allowed Class 5 Claims, such Holder has elected to receive, or has been deemed to have elected to receive, New Common Stock rather than Cash as provided under the Plan).  In the event that the aggregate amount of Allowed Claims relating to such Estimated Unsecured Claims exceeds the aggregate amount of the Estimated Unsecured Claims, Reorganized Apex shall be authorized to issue an additional amount of New Common Stock based upon the Allowed Amount of such Claims and the Disbursing Agent shall be authorized to cause the Distribution of the Pro Rata share of such New Common Stock based upon the Allowed amount of such Claims.  In the event that the aggregate amount of Allowed Claims related to Estimated Unsecured Claims is less than the aggregate amount of the Estimated Unsecured Claims, the Disbursing Agent shall be authorized to cause the Distribution of the remaining Reserved New Common Stock on a Pro Rata basis to the Holders of Allowed Claims in Classes 4, 5 and 6 that previously received Distributions of New Common Stock.

4.             Treatment of Executory Contracts.

Section 365 of the Bankruptcy Code affords the Debtors the power to assume or reject, subject to Bankruptcy Court approval, executory contracts.  The Debtors’ treatment of executory contracts is set forth below.

(a)           Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, all executory contracts and unexpired leases of ASML, including the ASML executory contracts and unexpired leases identified on Exhibit D attached to the Plan, will be deemed assumed and assigned to Reorganized Apex, in accordance with and subject to the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those executory contracts and unexpired leases that (i) have been rejected by order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Effective Date, (iii) are identified on Exhibit E to the Plan (which Exhibit E may be amended by the Debtors to add or remove executory contracts and unexpired leases by filing with the Bankruptcy Court an amended Exhibit E and serving it on the affected contract parties at any time on or prior to five (5) days prior to the deadline set by the Bankruptcy Court for Filing objections to confirmation of the Plan), (iv) are rejected pursuant to the terms of the Plan, (v) are not capable of assumption pursuant to section 365(c) of the Bankruptcy Code or (vi) are being terminated or replaced in connection with the Sumitomo Transactions or are otherwise subject to the release or discharge set forth in Articles III and X of the Plan.

On the Effective Date, all executory contracts and unexpired leases of ASMC, including the ASMC executory contracts and unexpired leases identified on Exhibit D attached to the Plan,

will be deemed assumed in accordance with and subject to the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those executory contracts and unexpired leases that (i) have been rejected by order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Effective Date, (iii) are identified on Exhibit E to the Plan (which Exhibit E may be amended by the Debtors to add or remove executory contracts and unexpired leases by filing with the Bankruptcy Court an amended Exhibit E and serving it on the affected contract parties at any time on or prior to five (5) days prior to the deadline set by the Bankruptcy Court for Filing objections to confirmation of the Plan), (iv) are rejected pursuant to the terms of the Plan, (v) are not capable of assumption pursuant to section 365(c) of the Bankruptcy Code or (vi) are being terminated or replaced in connection with the Sumitomo Transactions or are otherwise subject to the release or discharge set forth in Articles III and X of the Plan.

Without amending or altering any prior order of the Bankruptcy Court approving the assumption, assignment or rejection of any executory contract or unexpired lease, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions, assignments and rejections pursuant to sections 365(a), 365(f) and 1123 of the Bankruptcy Code.  To the extent any provision in any executory contract or unexpired lease assumed pursuant to the Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the applicable Reorganized Entity’s assumption or assignment of such executory contract or unexpired lease, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-debtor party thereto to terminate such executory contract or unexpired lease or to exercise any other default-related rights with respect thereto.  Each executory contract and unexpired lease assumed but not assigned pursuant to Article VII of the Plan shall revest in and be fully enforceable by the respective Reorganized Entity in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or applicable law.

(b)           Claims Based on Rejection of Executory Contracts or Unexpired Leases

All proofs of claim with respect to Claims arising from or in connection with the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection or, if listed in Exhibit E to the Plan, thirty (30) days after the date of entry of the Confirmation Order.  Any Claims arising from or in connection with the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors or Reorganized Entities, their Estates or property unless otherwise ordered by the Bankruptcy Court or provided for in the Plan.  All Allowed Claims arising from or in connection with the rejection of an executory contract or unexpired lease shall be treated as Allowed Class 5 General Unsecured Claims.

(c)           Cure of Defaults of Assumed Executory Contracts and Unexpired Leases

The monetary amounts by which each executory contract and unexpired lease that is being assumed and assigned by ASML pursuant to Section 7.1(a) of the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of Cash in the amounts set forth on Exhibit D to the Plan on or as soon as practicable following the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree in writing.

The monetary amounts by which each executory contract and unexpired lease that is being assumed by ASMC pursuant to Section 7.1(b) of the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of Cash in the amounts set forth on Exhibit D to the Plan on or as soon as practicable following the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree in writing.

In the event of a dispute pertaining to assumption or assignment or the cure amounts set forth in Section 7.3 of the Plan and on Exhibit D to the Plan, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the resolution of the dispute in accordance with the Plan.  The cure amounts set forth on Exhibit D to the Plan shall be final and binding on all non-debtor parties (including any successors and designees) to the executory contracts and unexpired leases set forth on Exhibit D, and shall not be subject to further dispute or audit based on performance prior to the time of assumption, irrespective of the terms and conditions of such executory contracts or unexpired leases.  Each counterparty to an executory contract or unexpired lease listed on Exhibit D, whether entered before or after the Petition Date, is hereby forever barred, estopped, and permanently enjoined from (i) asserting against the Reorganized Entities, or the property of any of them, any default existing as of the Effective Date or, against the Reorganized Entities, any counterclaim, defense, setoff or any other interest asserted or assertable against the Debtors; and (ii) imposing or charging against Reorganized Entities any accelerations, assignment fees, increases or any other fees as a result of any assumption or assignment pursuant to the Plan.  To the extent that any person fails to File a timely objection to the cure amount listed on Exhibit D or otherwise as set forth in Section 7.4 of the Plan, such person is deemed to have consented to such cure amounts and the assignments of such executory contracts or unexpired leases pursuant to the Plan.

Upon the assignment to a Reorganized Entity of any executory contract or unexpired lease under the Plan, no default shall exist under any such contract or lease and no counterparty to any such contract or lease shall be permitted to declare a default by the Debtor or Reorganized Entity thereunder or otherwise take action against the Reorganized Entity as a result of the consummation of the Sumitomo Transactions or any Debtor’s financial condition, bankruptcy or failure to perform any of its obligations under such contract or lease.  Any provision in an executory contract or unexpired lease that is assigned under the Plan which prohibits or conditions the assignment or allows the counterparty thereto to terminate, recapture, impose any penalty, condition on renewal or extension, or modify any term or condition upon such assignment, constitutes an unenforceable anti-assignment provision that is void and of no force and effect.

None of the provisions of Section 7.3 of the Plan shall apply to the Purchase Agreement, which shall be assumed and assigned as provided in Section 5.3(c) of the Plan.

(d)           Objections to Rejection, Assumption, Assignment or Cure

Responses or objections, if any, to the rejection, assumption and/or assignment of the executory contracts and unexpired leases identified on Exhibits D or Exhibit E to the Plan, including the cure amounts related to any contracts or leases to be assumed under the Plan as identified on Exhibit D to the Plan, shall be filed, together with proof of service, with the Clerk of the United States Bankruptcy Court, Southern District of New York, One Bowling Green, New York, New York 10004-1408, with one copy to chambers, such that the responses or objections are actually received no later than 4:00 p.m. (New York City time) on February 27, 2009 (the “Confirmation Objection Deadline”) by each of the following parties:  (i) counsel to the Debtors,

Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, Attention: James L. Bromley, Esq. and Sean A. O’Neal, Esq. and (ii) counsel to Sumitomo Corporation, Morrison & Foerster LLP, 1290 Avenue of the Americas New York, New York 10104, Attention: Gary S. Lee, Esq. and Norman S. Rosenbaum, Esq.  Any objection to the proposed cure amount set forth on Exhibit D to the Plan shall state with specificity the cure amount the objecting party believes is required and provide appropriate documentation in support thereof.  If any response or objection is not timely filed and served before the Confirmation Objection Deadline, the responding or objecting party shall be barred from objecting to the rejection, assumption, assignment or cure amount provided under the Plan and be precluded from being heard at the Confirmation Hearing with respect to such objection.

(e)           Compensation and Benefit Programs

Except as otherwise expressly provided in the Plan or listed on Exhibit E to the Plan, all employment and severance policies, and all compensation and benefit plans, policies and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all compensation, incentive and bonus plans, savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, life and accidental death and dismemberment insurance plans, are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.  Any payment obligations under any assumed employment contracts and benefit plans that have been or purport to have been terminated, accelerated or modified as a result of the commencement of any Chapter 11 Case or the consummation of any transactions contemplated by the Plan (including, without limitation, any change of control agreements) shall be Reinstated and such termination, acceleration or modification shall be rescinded and deemed not to have occurred.

(f)            Workers’ Compensation Programs

Except as otherwise expressly provided in the Plan, as of the Effective Date, the Debtors and the Reorganized Entities shall continue to honor their obligations under:  (i) all applicable workers’ compensation laws in states in which the Reorganized Entities operate and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds and any other policies, programs and plans regarding or relating to workers’ compensation and workers’ compensation insurance.  All such contracts and agreements are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, with a cure amount of zero.

5.             Continued Corporate Existence.

Subject to the Restructuring Transactions permitted by Section 5.3 of the Plan, after the Effective Date, each of the Reorganized Entities shall continue to exist as a separate legal entity in accordance with the applicable law in the respective jurisdiction in which it is incorporated or formed and pursuant to its certificate or articles of incorporation and by-laws, or other applicable organizational documents, in effect immediately prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws, or other applicable organizational documents, are amended, amended and restated or otherwise modified under the Plan.

6.             Revesting of Assets.

Except as otherwise provided in the Plan, the Purchase Agreement or the Confirmation Order, on and after the Effective Date, all property and assets of the Estates of the Debtors, including all claims, rights and Litigation Claims of the Debtors, and any other property acquired by the Debtors or the Reorganized Entities under or in connection with the Plan, shall vest in Reorganized Apex and Reorganized ASMC, as applicable, free and clear of all Claims, Liens, charges, other encumbrances and Old Equity Interests, subject to the Restructuring Transactions and Liens which survive the occurrence of the Effective Date as described in Article III of the Plan.  On and after the Effective Date, each Reorganized Entity may operate its businesses and may use, acquire, and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by the Plan, the Purchase Agreement or the Confirmation Order.  Without limiting the foregoing, each Reorganized Entity may pay the charges that they incur on or after the Effective Date for Professionals’ fees, disbursements, expenses or related support services without application or notice to or order of the Bankruptcy Court.

7.             Releases and Injunctions Related to Releases.

(a)           Releases by the Debtors

Effective as of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, the Debtors will be deemed to completely and forever release, waive, void, extinguish and discharge each of Sumitomo, the Supporting Senior Lenders, the Supporting Subordinated Noteholders, the Subordinated Notes Indenture Trustee and their respective Related Persons from any and all Claims, obligations, damages, demands, debts, rights, suits, Litigation Claims (including Avoidance and Other Actions), judgments or liabilities (other than the right to enforce the Debtors’ or Reorganized Apex’s obligations under the Plan, and the contracts, instruments, releases, agreements and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Disclosure Statement, the Plan Support Agreement, the Plan (including, without limitation, the solicitation of votes on the Plan), the Sumitomo Transactions, the Sumitomo Working Capital Facility, the Financing Documents or the Original Purchase Agreements and that could have been asserted by the Debtors in their individual capacities or on behalf (whether directly or derivatively) of the Debtors, their Estates or Reorganized Apex, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

(b)           Releases by Holders of Claims and Old Equity Interests.

Effective as of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, the Holders of Claims against the Debtors and each of their respective Related Persons and the Holders of Old Equity Interests will be deemed to completely and forever release, waive, void, extinguish and discharge each of the Released Parties from any and all Claims, obligations, damages, demands, debts, rights, suits, Litigation Claims (including Avoidance and Other Actions), judgments or liabilities

(other than the right to enforce the Debtors’ or Reorganized Apex’s obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Disclosure Statement, the Plan Support Agreement, the Plan (including, without limitation, the solicitation of votes on the Plan), the Sumitomo Transactions, the Sumitomo Working Capital Facility, the Financing Documents or the Original Purchase Agreements and that could have been asserted by the Holders of Claims against, or Old Equity Interests in, the Debtors in their individual capacities or on behalf (whether directly or derivatively) of the Debtors, their Estates or Reorganized Apex or against any of the Released Parties, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

(c)           Injunction Related to Releases.

The Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Litigation Claims (including Avoidance and Other Actions) or liabilities released pursuant to the Plan, including, but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, Litigation Claims (including Avoidance and Other Actions) or liabilities released in Section 10.2 of the Plan.

(d)           Exculpation and Limitation of Liability.

Neither the Released Parties, the Supporting Senior Lenders and their attorneys, the Supporting Subordinated Noteholders, the Subordinated Notes Indenture Trustee and its attorneys nor the Subordinated Noteholders’ Working Group Professionals shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim against or an Old Equity Interest in the Debtors, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or agents acting in such capacity, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases; formulating, negotiating, or implementing the Purchase Agreement and the Plan; the solicitation of acceptances of the Plan; the confirmation of the Plan; the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for their respective actions that constitute gross negligence or willful misconduct as determined by a Final Order entered by a court of competent jurisdiction.

(e)           Injunction

Except as otherwise provided in the Plan or in any document, instrument, release or other agreement entered into in connection with the Plan or approved by order of the Bankruptcy Court, the Confirmation Order shall provide, among other things, that from and after the Effective Date all Persons or Entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s) or any of their property on account of any such Claims or Equity Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Entities or their property on account of such Claims or Equity Interests:

(A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting, or enforcing any Lien or encumbrance; (D) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained in the Plan shall preclude such Persons or Entities from exercising their rights pursuant to and consistent with the terms of the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered under or in connection with the Plan.

By accepting Distributions pursuant to the Plan, each Holder of an Allowed Claim will be deemed to have specifically consented to the injunctions set forth in Section 10.6 of the Plan.

8.             Preservation of Rights of Action; Settlement of Litigation Claims.

(a)           Preservation of Rights of Action

Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan or approved by order of the Bankruptcy Court, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims.  The Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of the Litigation Claims.  Notwithstanding the foregoing, the Debtors and the Reorganized Entities shall not file, commence or pursue any claim, right or cause of action under sections 547 or 548 of the Bankruptcy Code; provided, however, that, notwithstanding any statute of limitations, the Debtors and Reorganized Entities shall have the right to assert or raise such Litigation Claims (a) as defenses or counterclaims (up to the amount asserted in the Claims against the Debtors) with respect to any Disputed Claim and (b) in connection with the Claims objection process with respect to a Claim that is not an Allowed Claim, in which case such Litigation Claim can be raised as an objection to such Claim and not as defenses or counterclaims.

(b)           Settlement of Litigation Claims

At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors may settle any or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.  After the Effective Date, the Reorganized Entities may, and shall have the exclusive right to, compromise and settle any Claims against them and claims they may have against any other Person or Entity, including, without limitation, the Litigation Claims, without notice to or approval from the Bankruptcy Court, including, without limitation, any and all derivative actions pending or otherwise existing against the Debtors as of the Effective Date.

9.             Cancellation of Notes, Instruments and Debentures.

On the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, (a) the Subordinated Notes and any other notes, bonds (with the exception of any surety bonds outstanding), indentures or other instruments or documents evidencing or creating any indebtedness or obligations of the Debtors that are Impaired under the Plan shall be deemed cancelled and extinguished as to the Debtors and Reorganized Entities and (b) the obligations of the Debtors under any agreements, documents, indentures, or certificates of designation governing the Subordinated Notes and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of the Debtors that are Impaired under the Plan shall be, and are hereby, discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or Reorganized Apex or by any other Person.  Unless otherwise agreed by the Subordinated Notes Indenture Trustee, on the Effective Date, DTC shall surrender for cancellation to the Subordinated Notes Indenture Trustee the certificates for the Subordinated Notes issued in the name of Cede and Co. and that are held by DTC.  Notwithstanding the foregoing, the Subordinated Notes Indentures shall continue in effect solely for the purposes of:  (i) allowing Subordinated Noteholders to receive Distributions under the Plan and (ii) allowing and preserving the rights of the Subordinated Notes Indenture Trustee to make Distributions in satisfaction of Allowed Subordinated Note Claims, but in all cases subject to the terms and conditions of the Subordinated Notes Indentures.  The Subordinated Notes Indenture Trustee shall be entitled to payment of reasonable documented compensation and the reimbursement of all reasonable documented out-of-pocket expenses, disbursements and advances incurred or made by the Subordinated Notes Indenture Trustee prior to and after the Effective Date in accordance with the Subordinated Notes Indentures and/or the Plan (including, but not limited to, the reasonable and documented compensation and the expenses, advances and disbursements of its agents and counsel).  Such fees and expenses shall be paid in full in Cash promptly after the Effective Date or within twenty (20) days after submission of any invoices therefor to the Reorganized Debtors, whichever is later.  To the extent provided in Section 7.07 of the Subordinated Notes Indentures, (x) the Subordinated Notes Indenture Trustee shall have a lien prior to the Subordinated Notes on all money or property held or collected by the Subordinated Notes Indenture Trustee, and (y) if any fees and expenses of the Subordinated Notes Indenture Trustee are not paid, the Subordinated Notes Indenture Trustee may assert its charging lien against money or property held or collected in respect of the Subordinated Notes.

10.          Board of Directors and Officers of Reorganized Apex.

The Plan provides for a board of directors for Reorganized Apex.  See Article VIII, “Governance of Reorganized Entities,” for a more detailed description of the board of directors and other governance matters.

11.          Corporate Action.

On the Effective Date, the adoption of the Reorganized Apex Certificate of Incorporation and By-Laws and similar constituent and organizational documents by, and the selection of directors and officers for, the Reorganized Entities, and all other actions contemplated by or described in the Plan with respect thereto, shall be authorized and approved and be binding and in full force and effect in all respects (subject to the provisions of the Plan and the Confirmation Order), in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule (other than filing such organizational documents with the applicable governmental unit as required by applicable law) or the vote, consent, authorization or approval of any Person.  All matters provided for in the Plan involving the legal or corporate structure of the Debtors or the Reorganized Entities, and any legal or corporate action required in connection with the Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or the Reorganized Entities or by any other Person.  On the Effective Date, the appropriate officers of the Debtors and the Reorganized Entities and members of their respective boards of directors are authorized to issue, execute and deliver, and consummate the transactions, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in the Plan in the name of and on behalf of the Debtors and the Reorganized Entities, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or any requirement of further action, vote or other approval or authorization by any Person.

G.            Exemption from Securities Laws

Except with respect to any entity that is an underwriter as defined in subsection (b) of section 1145 of the Bankruptcy Code, the issuance of New Common Stock and the exchange of New Common Stock for Subordinated Notes shall be exempt from registration under state and federal securities laws pursuant to section 1145 of the Bankruptcy Code.

H.            Conditions Precedent to Confirmation

It shall be a condition precedent to confirmation of the Plan that the Bankruptcy Court shall have entered a Confirmation Order containing those terms and conditions required by the Purchase Agreement and reasonably satisfactory in form and substance to the Debtors, Sumitomo, the Majority Supporting Senior Lenders and the Majority Supporting Subordinated Noteholders; provided, however, that the Confirmation Order shall be deemed to be reasonably satisfactory to the Majority Supporting Senior Lenders and the Majority Supporting Subordinated Noteholders, if the Confirmation Order is not inconsistent in any material respect with the terms of the Plan Support Agreement.

I.              Conditions Precedent to the Effective Date

Each of the following is a condition precedent to the occurrence of the Effective Date:

(a)           the Effective Date shall have occurred on or prior to March 26, 2009;

(b)           the Plan, as may have been amended or modified, shall be reasonably satisfactory both in form and substance to the Debtors, Sumitomo, the Majority Supporting Senior Lenders and the Majority Supporting Subordinated Noteholders; provided, however, that the Plan as filed by the Debtors in advance of the Confirmation Hearing shall be deemed to be reasonably satisfactory to each of Sumitomo, the Majority Supporting Senior Lenders and the Majority Supporting Subordinated Noteholders, if such party does not object to the Plan prior to or at the Confirmation Hearing;

(c)           the Confirmation Order shall have been entered and docketed by the Bankruptcy Court and shall provide that:

(i)            the Debtors and Reorganized Entities are authorized to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents contemplated by or described in the Plan, including, without limitation, the Purchase Agreement and the Transaction Documents;

(ii)           the provisions of the Confirmation Order are non-severable and mutually dependent;

(iii)          Reorganized ASML is authorized to distribute the New Common Stock without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person; and

(iv)          the New Common Stock issued or deemed issued under the Plan in exchange for Claims against the Debtors, or principally in exchange for such Claims, is exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders of any of the foregoing are “underwriters” as that term is defined in section 1145 of the Bankruptcy Code;

(d)           the Confirmation Order shall have become a Final Order (unless such condition is waived by Sumitomo);

(e)           all conditions precedent for the closing of the Sumitomo Transactions shall have occurred (or shall have been waived in accordance with the Purchase Agreement) other than the occurrence of the Effective Date;

(f)            the amended organizational documents, as necessary, shall have been filed with the applicable authority of each Reorganized Entities’ respective jurisdiction of incorporation or formation in accordance with such jurisdiction’s applicable laws;

(g)           the Grand Court of the Cayman Islands shall have entered order(s) appointing joint provisional liquidators for ASML on terms that empower such joint provisional liquidators to approve the Sumitomo Transactions or to concur with actions taken by ASML’s board of directors to enter into the Sumitomo Transactions, and such joint provisional liquidators shall have granted such approval or concurrence, in writing, as applicable;

(h)           all statutory fees then due to the United States Trustee shall have been paid in full or shall be paid in full by the Debtors or the Reorganized Entities pursuant to the Plan; and

(i)            all actions, documents, certificates and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required under the Plan or the Confirmation Order, filed with the applicable governmental authorities in accordance with applicable laws.

J.             Effect of Confirmation

1.             Discharge of Claims.

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims of any kind or nature whatsoever against the Debtors or any of their assets or properties and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims.  Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

2.             Binding Effect.

On the Effective Date, and effective as of the Effective Date, the Plan shall, and shall be deemed to, be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Equity Interests in any Debtor, and their respective successors and assigns, including, but not limited to, the Reorganized Entities, regardless of whether any such Holder failed to vote to accept or reject the Plan or affirmatively voted to reject the Plan.

3.             Exemption from Transfer Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange (or deemed issuance, transfer or exchange) of the New Common Stock; (b) the consummation of the Sumitomo Transactions; (c) the creation of any mortgage, deed of trust, Lien, pledge or other security interest; (d) the making or assignment of any lease or sublease; or (e) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan (including, without limitation, any merger agreements, agreements of consolidation, restructuring, disposition, liquidation, dissolution, deeds, bills of sale and transfers of tangible property) will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders) or other similar taxes.  Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date shall be deemed to have been in furtherance of or in connection with the Plan.

4.             Severability of Plan Provisions.

If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

K.            Retention of Jurisdiction

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain jurisdiction over all matters arising in, arising under and/or related to the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)           allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any objections to the allowance or priority of Claims or Equity Interests;

(b)           resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or any Reorganized Entity may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;

(c)           ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(d)           decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

(e)           enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(f)            resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan, including, without limitation, any other contract, instrument, release or other agreement or document that is executed or created pursuant to the Plan, or any Entity’s rights arising from or obligations incurred in connection with the Plan or such documents;

(g)           modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Confirmation Order, or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

(h)           hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 327, 330, 331, 363, 503(b), 1103 and 1129(c)(9) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of fees and expenses of the Reorganized Entities, including counsel fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

(i)            issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

(j)            hear and determine causes of action by or on behalf of the Debtors or the Reorganized Entities;

(k)           hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(l)            hear and determine matters concerning the Purchase Agreement;

(m)          hear and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated, or Distributions pursuant to the Plan are enjoined or stayed;

(n)           determine any other matters that may arise in connection with or related to the Plan, the Confirmation Order or any contract, instrument, release (including the releases in favor of the Released Parties) or other agreement or document created in connection with the Plan or the Confirmation Order;

(o)           enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

(p)           hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

(q)           enter an order closing the Chapter 11 Cases.

Prior to the Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to each of the foregoing items and all other matters over which it may exercise jurisdiction pursuant to 28 U.S.C. § 1334.

L.            Bar Dates for Administrative Expense Claims

Holders of alleged Administrative Expense Claims not paid prior to the Effective Date shall submit proofs of Claim on or before the Administrative Expense Claims Bar Date or forever be barred from doing so (unless such alleged Administrative Expense Claim is incurred in the ordinary course of business by the Debtors and is not yet past-due, in which case the applicable Administrative Expense Claims Bar Date shall be thirty (30) days after such due date or as otherwise ordered by the Bankruptcy Court).  The Debtors and the Reorganized Entities shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Expense Claims Bar Date to review and File objections to such Administrative Expense Claims, if necessary.  In the event an objection is Filed as contemplated by Section 12.4 of the Plan, the Bankruptcy Court shall determine the Allowed amount of such Administrative Expense Claim.

M.           Amendment or Modification of the Plan

Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan, with the written consent of Sumitomo (which consent shall not be unreasonably withheld) at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan.  A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

N.            Plan Revocation, Withdrawal or Non-Consummation

Subject to the terms of the Plan Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to File subsequent plans of reorganization.  If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, except as otherwise provided by the Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtors or any other Person or Entity, (ii) prejudice in any manner the rights of such Debtors or any other Person or Entity or (iii) constitute an admission of any sort by the Debtors or any other Person or Entity.

VI.
CONFIRMATION OF THE PLAN OF REORGANIZATION

Under the Bankruptcy Code, the following steps must be taken to confirm the plan:

A.            Solicitation of Votes

In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims and Equity Interests in Classes 3, 4, 5, 6, 7 and 8 of the Plan are Impaired, but only the Holders of Allowed Claims in Classes 3, 4, 5 and 6 are allowed to vote to accept or reject the Plan.  Holders of Claims and Equity Interests in Classes 7 and 8 are presumed to reject the Plan and are not entitled to vote to accept or reject the Plan.  The Claims in Classes 1 and 2 are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to such Classes, therefore, is not required under section 1126(f) of the Bankruptcy Code.

As to Classes of Claims entitled to vote on the Plan, the Bankruptcy Code defines acceptances of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.

A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

Unless otherwise agreed by the Debtors, any Claim in Class 3, 5 or 6 to which an objection is pending, or which is scheduled by the Debtors as unliquidated, disputed or contingent, is not entitled to vote unless the Holder of such Claim has obtained an order of the Bankruptcy Court temporarily allowing such Claim for the purpose of voting on the Plan.  In addition, unless otherwise agreed by the Debtors, Holders of Claims entitled to vote on the Plan that wish to vote their Claims in an amount listed on a proof of Claim filed before the applicable bar date, rather than as scheduled by the Debtors, will likewise need to obtain an order of the Bankruptcy Court temporarily allowing such Claim in such amount.

B.            The Confirmation Hearing

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing.  The Confirmation Hearing in respect of the Plan has been scheduled for March 4, 2009 at 2:00 p.m., prevailing Eastern Time, before the Honorable James M. Peck at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing.

Responses or objections, if any, to confirmation of the Plan including the assumption and/or assignment of certain executory contracts and unexpired leases under the Plan, cure amounts related to any contracts or leases to be assumed under the Plan as identified on Exhibit D to the Plan, approval of the Purchase Agreement and the consummation of the Sumitomo Transactions, (a) shall be in writing; (b) shall state the name and address of the objector and its interest in the Debtors’ cases; (c) shall state, if appropriate, the amount and nature of the objector’s claim or interest; (d) shall state the grounds for the responses or objections and the legal basis therefor; and (e) shall reference with specificity the text of the Plan to which the responses or objections are made, and shall provide proposed language changes or insertions to the Plan to resolve the responses or objections.  Any response or objection to cure amounts must state with specificity the cure amount the objecting party believes is required and provide appropriate documentation in support thereof.  Any such response or objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the following parties, and the other parties requesting notice in these cases, on or before February 27, 2009 at 4:00 p.m., New York City time (the “Confirmation Objection Deadline”).

Any Debtor or Reorganized Entity:  1700 Lincoln Street, Suite 3050, Denver, Colorado 80203, Attention: General Counsel, telephone: (303) 839-5060, facsimile: (303) 839-5907, with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New

York 10006, Attention: James L. Bromley, Esq. and Sean A. O’Neal, Esq., telephone: (212) 225-2000, facsimile: (212) 225-3999.

Sumitomo:  Sumitomo Corporation, 8-11, Harumi, 1-chome, Chuo-ku, Tokyo, 104-8610 Japan, Attention: General Manager of San Cristóbal Project Department, with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Gary S. Lee, Esq. and Norman S. Rosenbaum, Esq., telephone: (212) 468-8000, facsimile: (212) 468-7900.

The Office of the United States Trustee:  U.S. Department of Justice, 33 Whitehall Street, 21st Floor, New York, New York 10004, Attention: Gregory Zipes, Esq., telephone: (212) 510-0500, facsimile: (212) 668-2255.

If any response or objection is not timely filed and served before the Confirmation Objection Deadline, the responding or objecting party shall be barred from objecting to confirmation of the Plan and be precluded from being heard at the Confirmation Hearing.

C.            Confirmation

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met.  Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class, (ii) feasible and (iii) in the “best interests” of creditors and equity interest holders that are impaired under the plan.

1.             Acceptance.

Classes 3, 4, 5 and 6 of the Plan are Impaired and are entitled to vote to accept or reject the Plan.  Classes 1 and 2 of the Plan are unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan.  Classes 7 and 8 are deemed to reject the Plan because they will not receive a Distribution under the Plan.  Thus, only Classes 3, 4, 5 and 6 are entitled to vote to accept or reject the Plan.  Because Classes 7 and 8 are Impaired and are deemed to reject the Plan, the Debtors will seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code, with respect to such Classes.  In addition, to the extent any Impaired Class(es) entitled to vote on the Plan reject(s) the Plan, the Debtors may also seek the nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to such rejecting Class(es).  Finally, the Debtors reserve their rights to amend the Plan in accordance with Section 12.6 of the Plan with respect to any such Rejecting Class(es).

2.             Unfair Discrimination and Fair and Equitable Test.

To obtain nonconsensual confirmation of the Plan, also referred to as a “cram down,” it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each Impaired, non-accepting Class.  The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable.”  The Bankruptcy Code provides that a plan is “fair and equitable” with respect to a class of creditors or equity holders if:

•      Secured Creditors.  Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) of this subparagraph.

•      General Unsecured Creditors.  Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims or equity interests of the non-accepting class will not receive or retain any property under the plan on account of such claims and equity interests.

•      Equity Interests.  Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of its equity interest or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan on account of such equity interest.

A plan of reorganization does not “discriminate unfairly” with respect to a non-accepting class if the value of the cash and/or securities to be distributed to the non-accepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the non-accepting class.

3.             Feasibility; Projections; Valuation.

The Bankruptcy Code permits a plan to be confirmed only if confirmation is not likely to be followed by liquidation or the need for further financial reorganization.  For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan.  As part of this analysis, the Debtors have prepared projections of the financial performance of Reorganized Apex for each of the three fiscal years from 2009 through 2012 (the “Projections”).  The Projections, and the assumptions on which they are based, are set forth in Exhibit 5 hereto.  Based upon these Projections, the Debtors believe that they will be able to make all payments required pursuant to the Plan while conducting ongoing businesses operations and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

The Projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date under the Plan will occur in March 2009.

THE PROJECTIONS, INCLUDING THE UNDERLYING ASSUMPTIONS, SHOULD BE CAREFULLY REVIEWED IN EVALUATING THE PLAN.  WHILE MANAGEMENT BELIEVES THE ASSUMPTIONS UNDERLYING THE PROJECTIONS, WHEN CONSIDERED ON AN OVERALL BASIS, ARE REASONABLE IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE CAN BE GIVEN THAT THE PROJECTIONS WILL BE REALIZED.  THE DEBTORS MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THE PROJECTIONS.

The Debtors have prepared the Projections based upon certain assumptions that they believe to be reasonable under the circumstances.  Those assumptions considered to be significant are described in Exhibit 5 hereto.  The Projections have not been examined or compiled by independent accountants.  The Debtors make no representation as to the accuracy of the Projections or their ability to achieve the projected results.  Many of the assumptions on which the Projections are based are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results.  Therefore, the actual results achieved throughout the three-year period of the Projections may vary from the projected results and the variations may be material.  All Holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Projections are based in connection with their evaluation of the Plan.

Jefferies has advised the Debtors with respect to the estimated going concern value of Reorganized Apex.  The Debtors have utilized Jefferies’ valuation analysis solely for the purpose of determining value available for distribution to creditors pursuant to the Plan and the relative recoveries to Holders of Allowed Claims thereunder.

THE ESTIMATED GOING CONCERN VALUE OF REORGANIZED APEX SET FORTH IN THIS SECTION REPRESENTS A HYPOTHETICAL VALUATION, WHICH ASSUMES THAT REORGANIZED APEX CONTINUES AS AN OPERATING BUSINESS.  THE ESTIMATED GOING CONCERN VALUE OF REORGANIZED APEX SET FORTH IN THIS SECTION DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL NOR DOES IT NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF REORGANIZED APEX, ITS SECURITIES OR ITS ASSETS, WHICH VALUE MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN THE ESTIMATE SET FORTH IN THIS SECTION.  ACCORDINGLY, SUCH ESTIMATED GOING CONCERN VALUE IS NOT NECESSARILY INDICATIVE OF THE PRICES AT WHICH THE NEW COMMON STOCK OR OTHER SECURITIES OF REORGANIZED APEX MAY TRADE AFTER GIVING EFFECT TO THE REORGANIZATION SET FORTH IN THE PLAN, WHICH PRICES MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN INDICATED BY SUCH ESTIMATE.

JEFFERIES HAS RELIED UPON AND ASSUMED, WITHOUT INDEPENDENT VERIFICATION, THAT THE FINANCIAL FORECASTS AND PROJECTIONS PROVIDED HAVE BEEN REASONABLY PREPARED AND REFLECT THE BEST CURRENTLY AVAILABLE ESTIMATES OF THE FUTURE FINANCIAL RESULTS AND CONDITION OF REORGANIZED APEX.

JEFFERIES HAS NOT INDEPENDENTLY VERIFIED THE ACCURACY AND COMPLETENESS OF THE INFORMATION SUPPLIED WITH RESPECT TO REORGANIZED APEX AND DOES NOT ASSUME ANY RESPONSIBILITY WITH RESPECT TO SUCH INFORMATION.  JEFFERIES HAS NOT MADE ANY INDEPENDENT APPRAISAL OF ANY OF THE PROPERTIES OR ASSETS OF REORGANIZED APEX.

In performing a valuation of Reorganized Apex for purposes of the Plan (the “Valuation Analysis”), Jefferies relied on two valuation methodologies: (i) comparable public company trading analysis, and (ii) sum of the parts analysis.  The valuation is as of an assumed Effective Date of March 31, 2009 and is based on an ongoing enterprise valuation analysis (premised on publicly available information and information, including the Projections, provided by the Debtors).  The Debtors and Jefferies are not aware of any changes as of the date hereof that would materially alter or affect the Valuation Analysis.  Jefferies’ valuation comprises the going concern value of Reorganized Apex and is utilized by the Debtors solely for the purpose of determining value available for distribution to creditors pursuant to the Plan and the relative recoveries to Holders of Allowed Claims thereunder.

The comparable companies methodology was based on the trading multiples for comparable publicly traded companies.  Jefferies analyzed the market value of equity as a multiple of the total square kilometers metric of the aggregate exploration property portfolio, then applied a risk adjusted multiple to the aggregate development area of Reorganized Apex.

The sum of the parts methodology was based on the individual size, location and stage of development of each exploration property.  Jefferies assigned a value to each exploration property, based on the size of the exploration property and an analysis of the aforementioned comparable companies. Where possible, Jefferies valued the exploration property based on the estimated mineral resources.  Jefferies also considered the value of any other assets Reorganized Apex will own.

Based upon the foregoing assumptions, the going concern value of Reorganized Apex was assumed for purposes of the Plan to be between $15 and $30 million.  Based upon the estimated going concern value set forth above, the value of the New Common Stock to be issued to the pursuant to the Plan is approximately $5.00 per ordinary share.

The foregoing valuation is based on a number of assumptions, including the successful reorganization of the Debtors’ business in a timely manner, the achievement of the forecasts reflected in the Projections, the continuation of current market conditions through the Effective Date and the Plan becoming effective in accordance with its terms.

4.             Best Interests Test.

With respect to each Impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each Holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  To determine what Holders of Claims and Equity Interests in each Impaired Class would receive if the Debtors were liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors’ assets and properties in the context of a liquidation under chapter 7 of the Bankruptcy Code.  The Cash amount that would be available for satisfaction of Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtors, augmented by any unencumbered Cash held by the Debtors at the time of the commencement of the liquidation case. Such Cash amount would be reduced by the amount of the costs and expenses of the DIP Financing Facility and the liquidation and by such additional administrative and priority claims that might result from the termination of the Debtors’ business and the use of chapter 7 for the purposes of liquidation.

The Debtors’ costs of liquidation under chapter 7 would include the fees payable to a chapter 7 trustee, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage.  In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Chapter 11 Cases.  The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Chapter 11 Cases, including any unpaid expenses incurred by the Debtors, the Subordinated Notes Indenture Trustee and the Subordinated Noteholders’ Working Group during the Chapter 11 Cases, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition creditors.

To determine if the Plan is in the best interests of each Impaired Class, the present value of the distributions from the proceeds of a liquidation of the Debtors’ unencumbered assets and properties, after subtracting the amounts attributable to the foregoing claims, must be compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors and Old Equity Interest Holders in the Debtors’ Chapter 11 Cases, including (i) the ability of Sumitomo and the Senior Lenders to enforce their rights under the Prepetition Facility and foreclose on the assets that are subject to their Liens, including the San Cristóbal Mine, which constitute a material portion of of the Debtors’ assets; (ii) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisers to such trustee; (iii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail; and (iv) the substantial increases in Claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors have determined that confirmation of the Plan will provide each Holder of an Allowed Claim or Equity Interest with a recovery that is not less than such Holder would receive pursuant to the liquidation of the Debtors under chapter 7.

Moreover, the Debtors believe that the value of any distributions to each Class of Allowed Claims in a chapter 7 case, including Allowed Other Priority Claims and Other Secured Claims, would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time.  It is likely that distribution of the proceeds of the liquidation could be delayed for two years after the completion of such liquidation in order to resolve claims and prepare for distributions.  In the likely event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.

Jefferies, with the assistance of the Debtors, prepared the Debtors’ Liquidation Analysis, which is annexed hereto as Exhibit 4.  The information set forth in Exhibit 4 provides (a) a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates and (b) the expected recoveries of the Debtors’ creditors and Old Equity Interest Holders under the Plan.  The Debtors’ Liquidation Analysis, as reflected in Exhibit 4 hereto, indicates that:

•      Holders of Allowed Priority Tax Claims, DIP Financing Facility Claims and Other Priority Claims would, after payment of liquidation costs and expenses, receive a 100% recovery on their Claims in a liquidation.  Such Holders would also receive 100% under the Plan.

•      Holders of Allowed Senior Claims would have a recovery of approximately 34% on their Claims in a liquidation.  Such Holders would receive a zero percent (0%) recovery under the Plan, assuming that Class 4 accepts the Plan as contemplated by the Plan Support Agreement.

•      Holders of Allowed Subordinated Note Claims would have a zero percent (0%) recovery in a liquidation.  Such Holders would receive a recovery of approximately

20.1% to 25.9% under the Plan, assuming that Class 4 accepts the Plan as contemplated by the Plan Support Agreement.

•      Holders of Old Equity Interests would have a zero percent (0%) recovery in a liquidation.  Such Holders would also receive nothing under the Plan.

Underlying the Debtors’ Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors’ management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  The Debtors’ Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change and significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the results of a liquidation of the Debtors.  Accordingly, the values reflected might not be realized if the Debtors were, in fact, to be liquidated.  The chapter 7 liquidation period is assumed to be a period of 12 months, allowing for, among other things, the discontinuation and wind-down of operations, the sale of the operations, the sale of assets and the collection of receivables.  All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Debtors’ Liquidation Analysis is based in connection with their evaluation of the Plan.

D.            Classification of Claims and Equity Interests

The Debtors believe that the Plan meets the classification requirements of the Bankruptcy Code.

E.             Consummation

The Plan will be consummated on the Effective Date.  The Effective Date will occur on the first Business Day on which the conditions precedent to the effectiveness of the Plan, as set forth in the Plan, have been satisfied or waived pursuant to the Plan.  For a more detailed discussion of the conditions precedent to the Plan and the consequences of the failure to meet such conditions, see Article V.

The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

VII.
ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

If the Plan is not consummated, the Debtors’ capital structure will remain highly leveraged and the Debtors will remain unable to service their debt obligations or to cure defaults thereunder.  Accordingly, if the Plan is not confirmed and consummated, the alternatives include:

A.            Liquidation Under Chapter 7

If no plan is confirmed, the Chapter 11 Cases may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by chapter 7 of the Bankruptcy Code.  A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Equity Interests is set forth in the Liquidation Analysis attached hereto as

Exhibit 4.  For the reasons articulated in Article VI above, the Debtors believe that a liquidation under chapter 7 would result in lower aggregate distributions being made to creditors and Old Equity Interest Holders than those provided in the Plan.

B.            Alternative Plan(s) of Reorganization

The Debtors believe that failure to confirm the Plan will likely lead to expensive and protracted Chapter 11 Cases.  In formulating and developing the Plan, the Debtors have explored numerous other alternatives and engaged in an extensive negotiating process involving many different parties with widely disparate interests.

The Debtors believe that not only does the Plan fairly adjust the rights of various Classes of holders of Claims and enable the holders of Claims to maximize their returns, but also that rejection of the Plan in favor of some alternative method of reconciling the Claims and Equity Interests will require, at the very least, an extensive and time consuming process (including the possibility of protracted and costly litigation) and will not result in a better recovery for any Class.

THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS PREFERABLE TO ANY ALTERNATIVE BECAUSE THE PLAN MAXIMIZES THE AMOUNT OF DISTRIBUTIONS TO ALL HOLDERS OF CLAIMS, AND ANY ALTERNATIVE TO CONFIRMATION OF THE PLAN WILL RESULT IN SUBSTANTIAL DELAYS IN THE DISTRIBUTION OF ANY RECOVERIES.  THEREFORE, THE DEBTORS RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

C.            Dismissal of the Debtors’ Chapter 11 Cases

Dismissal of the Debtors’ Chapter 11 Cases would have the effect of restoring (or attempting to restore) all parties to the status quo ante.  Upon dismissal of the Debtors’ Chapter 11 Cases, the Debtors would lose the protection of the Bankruptcy Code, thereby requiring, at the very least, an extensive and time-consuming process of negotiation with the creditors of the Debtors, and possibly resulting in costly and protracted litigation in various jurisdictions.  Most significantly, dismissal of the Debtors’ Chapter 11 Cases would permit Sumitomo and the Senior Lenders to foreclose upon the assets that are subject to their Liens, including the San Cristóbal Mine, which constitute a material portion of all of the Debtors’ assets.  Moreover, the Subordinated Notes would be in default and subject to enforcement in accordance with the Subordinated Notes Indentures.  Dismissal will also permit unpaid unsecured creditors to obtain and enforce judgments against the Debtors.  The Debtors believe that these actions would seriously undermine their ability to obtain financing and could lead ultimately to the liquidation of the Debtors under chapter 7 of the Bankruptcy Code.  Therefore, the Debtors believe that dismissal of the Debtors’ Chapter 11 Cases is not a viable alternative to the Plan.

VIII.
GOVERNANCE OF REORGANIZED ENTITIES

A.            Board of Directors and Management

1.             Board of Directors of Reorganized Entities.

The board of directors of Reorganized Apex shall have five (5) members, including four (4) independent directors and Reorganized Apex’s chief executive officer; provided, however, if the New Common Stock is listed on a national securities exchange, the number of directors and/or composition of the board of directors may be revised as required under the applicable rules of the relevant stock exchange.  ASML shall select the initial independent directors for Reorganized Apex, which directors shall be reasonably satisfactory to the Majority Supporting Subordinated Noteholders.  The selected directors shall be deemed to be reasonably satisfactory to the Majority Supporting Subordinated Noteholders if such parties do not File an objection to their appointment at or before the Confirmation Hearing.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, at or prior to the Confirmation Hearing, the identity and affiliations of any Person proposed to serve on the initial board of directors of Reorganized Apex and, to the extent such Person is an insider other than by virtue of being a director, the nature of any compensation for such Person.  The length of the initial term of each director shall be fourteen (14) months.  Each such director and officer shall serve from and after the Effective Date pursuant to applicable law and the terms of the Reorganized Apex Certificate of Incorporation and By-Laws and the other constituent and organizational documents of the Reorganized Entities.  The existing board of directors of ASML will continue to serve on Reorganized ASML’s board of directors until such time as they have resigned, been terminated or replaced or upon the liquidation of ASML.

2.             Officers of Reorganized Apex.

The initial officers of Reorganized Apex shall be the officers of ASML existing immediately prior to the Effective Date, all of whom are listed below:

President and Chief Executive Officer:	Jeffrey G. Clevenger
Senior Vice President and Chief Financial Officer:	Gerald J. Malys
Senior Vice President, General Counsel and Corporate Secretary:	Deborah J. Friedman
Vice President and Controller:	Robert P. Vogels

Mr. Gerald J. Malys may retire on or about the Effective Date.  In the event that Mr. Malys retires, Mr. Robert P. Vogels is expected to become Senior Vice President and Chief Financial Officer.  In addition, it is expected that Mr. Robert Blakestad will become Senior Vice President on or about the Effective Date.

B.            Indemnification of Directors and Officers

The amended certificates or articles of incorporation or organization of Reorganized Apex and Reorganized ASMC will authorize the Reorganized Entities to indemnify and exculpate their respective officers, directors or managers and agents to the fullest extent permitted under the applicable state or foreign law.

IX.
CERTAIN RISK FACTORS TO BE CONSIDERED

A.            Certain Bankruptcy Considerations

1.             Bankruptcy Matters.

(a)           General

While the Debtors believe that a bankruptcy filing solely for the purpose of implementing an agreed upon restructuring as contemplated by the Plan Support Agreement will be of short duration and will not be seriously disruptive to their businesses, the Debtors cannot be certain that this would be the case.  Although the Plan is designed to minimize the length of the bankruptcy proceeding, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy or to assure that the Plan will be confirmed.

Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Plan could have an adverse effect on the Debtors’ businesses.  Among other things, it is possible that a bankruptcy proceeding could adversely affect the Debtors’ relationships with their key customers, employees and independent contractors.  A bankruptcy proceeding also will involve additional expenses and will divert the attention of the Debtors’ management from the operation of the businesses.

The extent to which a bankruptcy proceeding disrupts the Debtors’ businesses will likely be directly related to the length of time it takes to complete the proceeding.  If the Debtors are unable to obtain confirmation of the Plan on a timely basis because of a challenge to the Plan or a failure to satisfy the conditions to the Plan, they may be forced to operate in bankruptcy for an extended period while they try to develop a different reorganization plan that can be confirmed.  That would increase both the probability and the magnitude of the adverse effects described above.  In addition, it could result in the termination of the Purchase Agreement if the Confirmation Order did not become a Final Order by March 26, 2009.

(b)           Failure to Confirm the Plan

Although the Debtors believe that the Plan satisfies all of the requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion.  Moreover, there can be no assurance that modification would not necessitate the resolicitation of votes to accept the Plan, as modified.

(c)           Termination of the Purchase Agreement

The Purchase Agreement permits Sumitomo to terminate the Purchase Agreement upon certain conditions.  For example, if the Confirmation Order is not entered by March 16, 2009 or does not become a Final Order by March 26, 2009, Sumitomo may terminate the Purchase Agreement.  A termination of the Purchase Agreement would give rise to termination right by Sumitomo under the DIP Financing Facility and the Original Plan Support Agreement.  Upon termination of the DIP Financing Facility and the Original Plan Support Agreement, Sumitomo’s obligation to forbear from exercising rights and remedies under the Prepetition Facility would terminate and Sumitomo could seek to foreclose on the San Cristóbal Mine.  Such circumstances would likely lead to the liquidation of the Debtors’ businesses and preclude any recovery by the Debtors’ unsecured creditors.

(d)           Non-Occurrence of the Effective Date

Operating in bankruptcy imposes significant risks on the Debtors’ operations.  Although the Debtors believe that the Effective Date will occur in March 2009, there can be no assurance as to such timing or that the conditions to the Effective Date contained in the Plan will ever occur.

2.             Objections to Classification of Claims.

Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class.  The Debtors believe that the classification of claims and equity interests under the Plan complies with the requirements set forth in the Bankruptcy Code.  However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

3.             Failure of Class 4 (Subordinated Note Claims) to Vote to Approve the Plan or Failure to Consummate the Sumitomo Transactions.

In the event that Class 4 (Subordinated Note Claims) votes to reject the Plan, all Holders of Allowed Class 3 Claims (Senior Claims) must be paid in full, with interest accruing as of the Petition Date, prior to the making of any Distribution of the Cash Allocation to the Holders of Class 4 Subordinated Note Claims.  It is possible in such a situation that the Holders of Class 4 Subordinated Note Claims would not receive any portion of the Cash Allocation.  At this time, the Debtors have not estimated the recovery for Allowed Class 4 Subordinated Note Claims in the event Class 4 votes to reject the Plan or the Sumitomo Transactions do not close.  A determination of the Cash Allocation payable to the Holders of the Class 3 Senior Claims in such circumstances would likely need to be resolved in the Bankruptcy Court and could involve significant litigation among the Debtors, Sumitomo, the Senior Lenders, the Holders of Subordinated Note Claims and the Subordinated Notes Indenture Trustee.  Any such dispute or litigation would likely delay any Distributions to Holders of Subordinated Note Claims and could have a material adverse effect on the Debtors, resulting in the liquidation of the Debtors’ businesses.

B.            Risks Relating to the New Common Stock

For risks associated with the Company’s business, which could affect the trading price of New Common Stock, see Section IX.D below. For U.S. federal income tax consequences to U.S. Holders of the New Common Stock, see Section XI below.

1.             Variances from Projections.

The Projections included as Exhibit 5 to this Disclosure Statement reflect numerous assumptions concerning the anticipated future performance of the Reorganized Entities, as well as assumptions with respect to the prevailing market, economic and competitive conditions which are beyond the control of the Reorganized Entities, and which may not materialize.  The Debtors believe that the assumptions underlying the Projections are reasonable.  However, unanticipated events and circumstances occurring subsequent to the preparation of the Projections may affect the actual financial results of the Debtors and the Reorganized Entities.  Therefore, the actual results achieved throughout the projection period necessarily will vary from the projected results, and these variations may be material and adverse.

2.             Significant Holders.

Under the Plan, Holders of Subordinated Notes are expected to receive substantially all of the New Common Stock to be issued on or as soon as reasonably practicable after the Effective Date pursuant to the Plan.  If holders of a significant number of shares of the New Common Stock were to act as a group, these holders could be in a position to control the outcome of actions requiring stockholder approval, including the election of directors, and their interests might conflict with interests of other stockholders of the Reorganized Entities.

3.             Lack of Trading Market.

There is currently no active trading market for the New Common Stock.  Reorganized Apex intends to use commercially reasonable efforts to have the New Common Stock listed on a national securities exchange in the United States, Canada or both.  However, even if a trading market does develop, it may not be liquid.

4.             Sales of Additional Shares of Our Common Stock Could Cause the Price of the New Common Stock to Decline.

Future sales of substantial amounts of our common stock in the open market, or the availability of such shares for sale, could adversely affect the price of the New Common Stock.  In addition, the issuance of additional shares of New Common Stock would be dilutive and could cause the market price of a share of the New Common Stock to decline.

5.             If Class 4 Votes against the Plan, Any Distribution of New Common Stock to Holders of Subordinated Note Claims and General Unsecured Claims May Be Diluted.

If Class 4 (Subordinated Note Claims) does not vote to accept the Plan, the Holders of Allowed Sumitomo General Unsecured Claims will be entitled to a Pro Rata share of New Common Stock, which would dilute the New Common Stock otherwise to be ratably issued to Holders of Allowed Subordinated Note Claims and Allowed General Unsecured Claims.  The Debtors have not estimated the allowable amount of Sumitomo General Unsecured Claims but believe that such Claims would not significantly reduce the Distribution of New Common Stock to Holders of Subordinated Note Claims or Allowed General Unsecured Claims.  However, if the Allowed amount of the Sumitomo Unsecured Claims were substantial, the New Common Stock held by Class 4 (Subordinated Note Claims) and, if any, Class 5 (General Unsecured Claims) could be substantially diluted.

6.             The Estimated Valuation of New Common Stock Is Not Intended to Represent the Trading Value of the New Common Stock.

The estimated valuation of Reorganized Apex set forth in Article VI, prepared by Jefferies at the request of the Debtors and based on the Projections developed by the Debtors’ management, is based on certain generally accepted valuation analyses and is not intended to represent the trading value of New Common Stock in public or private markets.

7.             Dividend Policies.

All of Reorganized Apex’s cash flow will be required to be used in the foreseeable future (a) to fund Reorganized Apex’s obligations under the Plan and (b) for working capital and capital expenditure purposes.  Accordingly, Reorganized Apex does not anticipate paying cash dividends on the New Common Stock in the foreseeable future.  The articles of incorporation and bylaws for Reorganized Apex will prohibit the payment of dividends (in a single distribution or series of distributions) during the first twelve (12) months after the Effective Date and prohibit payment of dividends (in a single distribution or series of distributions) in excess of ten (10) percent of the unrestricted Cash held by Reorganized Apex on the Effective Date during the remaining period until the two-year anniversary of the Effective Date.

C.            Risks Relating to Tax and Accounting Consequences of the Plan

1.             Certain Tax Consequences of the Plan Raise Unsettled and Complex Legal Issues and Involve Factual Determinations.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties.  The Debtors currently do not intend to seek any ruling from the IRS on the tax consequences of the Plan.  Even if the Debtors decide to request a ruling, there would be no assurance that the IRS would rule favorably or that any ruling would be issued before the Effective Date.  In addition, in such case, there would still be issues with significant uncertainties, which would not be the subject of any ruling request.  Thus, there can be no assurance that the IRS will not challenge the various positions the Debtors have taken, or intend to take, with respect to the tax treatment in the Plan, or that a court would not sustain such a challenge. See Section XI below for a discussion of certain U.S. federal income tax consequences expected to result from the consummation of the Plan.

2.             ASML’s Classification as a Passive Foreign Investment Company for U.S Federal Income Tax Purposes.

As discussed in ASML’s Form 10-K Annual Report for the period ending December 31, 2007 — Item 1A: Risk Factors — Apex Silver and certain lower-tier subsidiaries will likely be treated as passive foreign investment companies for U.S. federal income tax purposes, ASML likely was a passive foreign investment company (“PFIC”) for 2004 through 2006 and may have been a PFIC for 2007 through the Effective Date.  If ASML was treated as a PFIC for any taxable year during any part of which a U.S. Holder owns Subordinated Notes, such Holder will be subject to certain adverse tax rules, which are described below in Section XI.B.1. The PFIC rules are extremely complex, and Holders are urged to consult their own tax advisers regarding the potential consequences to them of ASML being classified as a PFIC.

3.             Use of Historical Financial Information.

As a result of the consummation of the Plan and the transactions contemplated thereby, the Reorganized Debtors believe that they will be subject to the fresh-start accounting rules.  Fresh-start accounting requires that each balance sheet item be evaluated for possible fair value adjustment.  Adjustments may also be required pursuant to purchase price allocation standards under U.S. GAAP.  Reorganized Apex will be treated as a “successor company” for accounting purposes and will be required to continue to report its predecessor activities, including the activities of MSC, when comparable prior period consolidated financial statements are presented.

D.            Risks Associated with the Business

For the purposes of this Section IX.D, references to the “Company” include Reorganized Apex and its subsidiaries after the Effective Date, as relevant.

1.             The Sale of the San Cristóbal Mine Will Significantly Change the Company’s Operations.

If the Company achieves the sale of its 65% interest in the San Cristóbal Mine to Sumitomo under the Purchase Agreement and a successful reorganization, it expects its operations will change significantly.  In particular, the Company would cease operations as a mining business, while continuing business as a mine management and mineral exploration company, which would also change the basis of presentation of the Company’s results of operations and financial condition in material ways.

2.             The Company’s Management Business Will Depend on its Agreement to Manage the San Cristóbal Mine.

Following a successful reorganization, the Company expects to continue management of the San Cristóbal Mine in Bolivia under the Management Services Agreement.  Neither the Company nor MSC will be able to terminate the Management Services Agreement during the initial 12 months after the Effective Date.  However, after that initial term, MSC will be able to terminate the Management Services Agreement at its discretion upon 180 days’ written notice provided that it pays the Company a $1 million fee.  After the initial term, the Company has the right, and might decide, to terminate the Management Services Agreement.  There can be no assurance that MSC will want to continue the Management Services Contract beyond the initial term.  In addition, there can be no assurance that the Company will be able to attract additional mine management business in the future.

3.             The Company’s Revenue Will Depend Primarily on its Agreement to Manage the San Cristóbal Mine.

Following a successful reorganization, the Company’s revenues will depend almost entirely upon the management fees owed under the Management Services Agreement.  In the event that the Management Services Agreement is terminated, as discussed above, there can be no assurance that the Company will be able to generate additional revenues, through new mine management business or otherwise.  Further, the Company has never previously managed a mining property for a third party or sought to develop a mine management business, and there can be no assurance that it will be successful in doing so.

4.             There Can Be No Assurance That the Company’s Mine Management Business Will Be Successful.

Under the Management Services Agreement, the Company expects to continue management of the San Cristóbal Mine in Bolivia.  The Company has never previously managed a mining property for a third party or sought to develop a mine management business, and there can be no assurance that it will be successful in doing so.

5.             There Can Be No Assurance That Any of the Company’s Mineral Exploration Projects Will Be Developed into Mines or Become Profitable.

The Company currently has a portfolio of approximately 45 exploration projects in six countries — Argentina, Australia, Bolivia, Ecuador, Mexico and Peru.  While the Company believes that three of these exploration projects are promising — the El Quevar Project in Argentina and the Zacatecas Project and Microondas Project in Mexico — there can be no assurance that these, or any other exploration properties, will be developed into mines, will generate revenue or become profitable.  The exploration of mineral properties is inherently speculative and any proved or probable reserves may not justify further exploitation of an exploration project.  Moreover, the Company is required in certain instances to make certain payments to governments in order to maintain claims.  There can be no assurance that the Company will be able to pay these yearly fees when they become due.

6.             Need for Additional Capital.

According to the Projections, Reorganized Apex’s ability to continue as a going concern may depend upon its ability to raise significant additional capital before the end of 2009, whether from sales of equity, sales of debt or bank financing.  There can be no assurance as to the availability of additional capital or, if available, whether such capital would be on terms acceptable to Reorganized Apex.  In addition, recent uncertainty in the global credit markets may adversely affect Reorganized Apex’s ability to obtain financing.  Failure to have access to additional capital on terms acceptable to Reorganized Apex may have a material adverse effect on its financial condition and its operations.

7.             The Exploration of Mineral Properties Is Highly Speculative in Nature, Involves Substantial Expenditures and Is Frequently Non-Productive.

The Company’s future growth and profitability will depend, in part, on its ability to identify and acquire additional mineral rights, and on the costs and results of its continued exploration and development programs.  Competition for attractive mineral exploration properties is intense.  The Company’s strategy is to develop reserves through a broad program of exploration.  Mineral exploration is highly speculative in nature and is frequently non-productive.  Substantial expenditures are required to:

•      establish ore reserves through drilling and metallurgical and other testing techniques;

•      determine metal content and metallurgical recovery processes to extract metal from the ore;

•      determine the feasibility of mine development and production; and

•      construct, renovate or expand mining and processing facilities.

If the Company discovers ore, it usually takes several years from the initial phases of exploration until production is possible.  During this time, the economic feasibility of production may change.  As a result of these uncertainties, there can be no assurance that the Company will successfully acquire additional mineral rights, or that its exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations at any of the Company’s exploration properties.

8.             The Calculation of the Company’s Reserves and Other Mineralization Is Subject to Significant Estimates.

Reserves and other mineralization figures are based on estimates of contained silver and other metals made by independent geologists or the Company’s own personnel.  These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling that may prove to be unreliable.  There can be no assurance that these estimates will be accurate or that amounts reflected as reserves or mineralization could be mined and processed profitably.  The Company has not established the presence of proven or probable reserves at any of its exploration properties.  There can be no assurance that subsequent testing or future feasibility studies will establish reserves at the Company’s properties.  The failure to establish reserves could restrict the Company’s ability to successfully implement a strategy for long-term growth.

9.             The Company’s Cash Flow and Profitability Will Depend, in Part, on Actual Economic Returns and Actual Costs of Developing Mines, Which May Differ Significantly from Its Estimates and Involve Unexpected Problems and Delays.

None of the Company’s mineral properties has an operating history upon which the Company can base estimates of future cash operating costs or economic returns.  The decisions about future development of projects may be based on feasibility studies, which derive estimates of reserves, operating costs and project economic returns.  Estimates of economic returns are based, in part, on assumptions about future metal prices.  Estimates of average cash operating costs based upon, among other things:

•      anticipated tonnage, grades and metallurgical characteristics of ore to be mined and processed;

•      anticipated recovery rates of silver and other metals from the ore;

•      cash operating costs of comparable facilities and equipment; and

•      anticipated climatic conditions.

Actual cash operating costs, production and economic returns may differ significantly from those anticipated by the Company’s studies and estimates.  There are a number of uncertainties inherent in the development and construction of any new mine.  These uncertainties include:

•      the timing and cost, which can be considerable, of the construction of mining and processing facilities;

•      the availability and cost of skilled labor, power, water and transportation;

•      the availability and cost of appropriate smelting and refining arrangements;

•      the need to obtain necessary environmental and other governmental permits, and the timing of those permits; and

•      the availability of funds to finance construction and development activities.

The costs, timing and complexities of mine construction and development are increased by the remote location of many mining properties.  It is common in new mining operations to experience unexpected problems and delays during development, construction and start-up mines and mineral processing plants, and delays in the commencement of mineral production often occur.  Further, mine construction and operation may be impacted by the Company’s relationships and standing within the communities in which it operates.  Accidents or events detrimental (or perceived to be detrimental) to the health and safety of the Company’s employees, or to the environment or the communities in which the Company operates, could negatively impact its operations and create unforeseen problems and delays.  Accordingly, there is no assurance that the Company’s future development activities will result in profitable mining operations.

10.          The Company’s Cash Flow and Profitability Will Be Affected by Changes in the Prices of Metals.

The Company’s profitability and long-term viability depend, in part, on the market price of silver, zinc, lead and other metals.  The market prices for these metals are volatile and are affected by numerous factors beyond the Company’s control, including:

•      global or regional consumption patterns;

•      supply of, and demand for, silver, zinc, lead and other metals;

•      speculative activities;

•      expectations for inflation; and

•      political and economic conditions.

The aggregate effect of these factors on metals prices is impossible to predict.  There can be no assurance that metals prices will not decline.

11.          Title to the Company’s Mineral Properties May Be Challenged.

The Company’s policy is to seek to confirm the validity of its rights to title to, or contract rights with respect to, each mineral property in which the Company has a material interest.  However, the Company cannot guarantee that title to its properties will not be challenged.  Title insurance generally is not available, and the Company’s ability to ensure that it has obtained secure claims to individual mineral properties or mining concessions may be severely constrained.  The Company has not conducted surveys of all of the exploration properties in which it holds direct or indirect interests and, therefore, the precise area and location of these exploration properties may be in doubt.  Accordingly, the Company’s mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects.  In addition, the Company may be unable to operate its properties as permitted or to enforce its rights with respect to its properties, and the title to the Company’s mineral properties may also be impacted by state action.

12.          The Company May Lose Rights to Properties if It Fails to Meet Payment Requirements or Development or Production Schedules.

The Company derives the rights to some of its mineral properties from leaseholds or purchase option agreements that require the payment of rent or other installment fees.  If the Company fails to make these payments when they are due, its rights to the property may lapse.  There can be no assurance that the Company will always make payments by the requisite payment dates.  Some contracts with respect to the Company’s mineral properties require development or production schedules. There can be no assurance that the Company will be able to meet any or all of the development or production schedules.

13.          The Company’s Exploration Activities Are in Countries with Developing Economies and Are Subject to the Risks of Political and Economic Instability Associated with these Countries.

The Company currently conducts exploration activities almost exclusively in Latin American countries with developing economies, including Argentina, Mexico, Peru and Bolivia.  These countries and other emerging markets in which the Company may conduct operations have from time to time experienced economic or political instability.  The Company may be materially adversely affected by risks associated conducting exploration activities in countries with developing economies, including:

•      political instability and violence;

•      war and civil disturbance;

•      acts of terrorism;

•      expropriation or nationalization;

•      changing fiscal regimes;

•      fluctuations in currency exchange rates;

•      high rates of inflation;

•      underdeveloped industrial and economic infrastructure; and

•      unenforceability of contractual rights.

Changes in mining or investment policies or shifts in the prevailing political climate in any of the countries in which the Company conducts exploration and development activities could adversely affect the Company’s business.

14.          The Company’s Activities Are Subject to Foreign Environmental Laws and Regulations that May Materially Adversely Affect Its Future Operations.

The Company conducts mineral exploration and development activities primarily in Argentina, Mexico, Peru and Bolivia.  These countries have laws and regulations that control the exploration and mining of mineral properties and their effects on the environment, including air and water quality, mine reclamation, waste handling and disposal, the protection of different species of flora and fauna and the preservation of lands.  These laws and regulations will require the Company to acquire permits and other authorizations for certain activities.  In many countries, there is relatively new comprehensive environmental legislation, and the permitting and authorization process may not be established or predictable.  There can be no assurance that the Company will be able to acquire necessary permits or authorizations on a timely basis, if at all.  Delays in acquiring any permit or authorization could increase the development cost of the Company’s projects and could delay the commencement of production.

Environmental legislation in many countries is evolving in a manner that will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  The Company cannot predict what environmental legislation or regulations will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted.  Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or regulatory agencies or stricter interpretation of existing laws, may (1) necessitate significant capital outlays, (2) cause the Company to delay, terminate or otherwise change its intended activities with respect to one or more projects and (3) materially adversely affect the Company’s future exploration and development activities.

Many of the Company’s exploration properties are located in historic mining districts where prior owners may have caused environmental damage that may not be known to the Company or to the regulators.  In most cases, the Company has not sought complete environmental analyses of its mineral properties and has not conducted comprehensive reviews of the environmental laws and regulations in every jurisdiction in which it owns or controls mineral properties.  To the extent the Company is subject to environmental requirements or liabilities, the cost of compliance with these requirements and satisfaction of these liabilities would reduce the Company’s net cash flow and could have a material adverse effect on the Company’s financial condition and results of operations.  If the Company is unable to fund fully the cost of remediation of any environmental condition, it may be required to suspend development activities or enter into interim compliance measures pending completion of the required remediation.

15.          The Company Competes against Larger and More Experienced Companies.

The mining industry is intensely competitive.  Many large mining companies are primarily producers of base metals or gold, and may become interested in the types of deposits on which the Company is focused, which include polymetallic deposits containing significant quantities of base metals including zinc, lead and copper.  Many of these companies have greater financial resources, operational experience and technical capabilities than the Company.  The Company may encounter increasing competition from other mining companies in its efforts to acquire mineral properties and hire experienced mining professionals.  Increased competition in the Company’s business could adversely affect its ability to attract necessary capital funding, acquire suitable producing properties or prospects for mineral exploration in the future or maintain and develop its mine services business.

16.          The Company Depends on the Services of Key Executives.

The Company is dependent on the services of key executives including its chief executive officer and a small number of highly skilled and experienced executives and personnel.  Due to the relatively small size of the Company, the loss of these persons or the Company’s inability to attract and retain additional highly skilled employees may have a material adverse effect on its business, its ability to manage the San Cristóbal Mine and its financial condition, results of operations or cash flow.

17.          The Company May Be Subject to Fines or Other Penalties in Connection with an Alleged Violation of the Foreign Corrupt Practices Act.

The Company has concluded, based on the results of an internal investigation conducted under the direction of its Audit Committee, that certain senior employees of one of its South American subsidiaries were involved in making impermissible payments of approximately $125,000 to government officials in 2003 and 2004 in connection with an inactive, early-stage exploration property that is not related to any of the Company’s active exploration or mining properties.  Based on findings to date, no changes to the Company’s financial statements previously filed with the SEC are warranted as a result of these matters.  The Company has contacted the U.S. Department of Justice (the “DOJ”) and SEC and reported the results of its internal investigation.  The Company has been informed that the DOJ and SEC have commenced an investigation with respect to these matters, including possible violations of the Foreign Corrupt Practices Act.  The Company is cooperating fully with the DOJ and SEC investigations.  In addition, on January 7, 2009, the Company received a “Wells notice” from the staff of the SEC (the “Staff”).  The Wells notice states that the Staff intends to recommend to the SEC that it bring an enforcement action against the Company, alleging the Company violated sections 13(b)(2)(A), 13(b)(2)(B), 13(b)(5) and 30A of the Securities Exchange Act of 1934, as amended.  The Wells notice further states that the Staff may seek permanent injunctive relief, disgorgement and civil monetary penalties against the Company.  The Company cannot predict with any certainty the final outcome of these investigations or enforcement actions, including any fines or penalties that may be imposed.  For purposes of this Disclosure Statement, including Article II hereof, the Debtors have not assigned any value to any Claims arising from the facts and circumstances underlying the Wells notice.

X.
SECURITIES LAW MATTERS

A.            Plan Securities

The Plan provides for Reorganized ASML to issue or distribute to Holders of Allowed Subordinated Note Claims in Class 4 and, at the election of Holders of Allowed General Unsecured Claims in Class 5, to Holders of such Class 5 Claims, shares of New Common Stock.  The Plan also provides for the issuance or distribution of New Common Stock to Holders of Class 6 Sumitomo General Unsecured Claims if the Holders of Subordinated Note Claims do not vote to accept the Plan.  In addition, the Management Incentive Plan provides for the award to certain members of Reorganized Apex’s senior management of shares of New Common Stock (or options to acquire shares of New Common Stock (such options together with the New Common Stock, the “Plan Securities”)) not to exceed (in the aggregate) 10% of the aggregate number of outstanding shares of New Common Stock to be issued under the Plan.

The Debtors believe that all of the Plan Securities constitute “securities,” as defined in section 2(a)(1) of the Securities Act of 1933, as amended (the “Securities Act”), section 101 of the Bankruptcy Code and applicable state securities laws.  The Debtors further believe that the offer and sale of the Plan Securities pursuant to the Plan are exempt from federal and state securities registration requirements under various provisions of the Securities Act, the Bankruptcy Code and state securities laws.  In addition, the Debtors believe that subsequent transfers of the Plan Securities by the holders thereof that are not “underwriters,” as defined in section 2(a)(11) of the Securities Act and in the Bankruptcy Code will be exempt from federal securities registration requirements under various provisions of the Securities Act and the Bankruptcy Code and that the Plan Securities generally may be resold without registration under state securities laws pursuant to various registration exemptions provided by the respective laws of those states; however, the availability of such exemptions cannot be known unless individual state securities laws are examined.  Therefore, recipients of the Plan Securities are advised to consult with their own legal advisers as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

B.            Issuance and Resale of Plan Securities Under the Plan

1.             Exemption from Registration.

Section 1145 of the Bankruptcy Code provides that section 5 of the Securities Act and any state law registration requirements for the offer or sale of a security do not apply to the offer or sale of stock, options, warrants or other securities if (a) the offer or sale occurs under a plan of a security of a debtor, of an affiliate participating in a joint plan with a debtor or of a successor under the plan, (b) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor or its affiliate, and (c) the securities are issued in exchange for such claim or interest or are issued principally in such exchange and partly for cash and property.  In reliance upon these exemptions, the offer and sale of the Plan Securities should not require registration under the Securities Act or any state securities laws and will not be so registered.  To the extent that the Plan Securities are issued under the Plan and are covered by section 1145 of the Bankruptcy Code, the Plan Securities should be eligible for resale without registration under the Securities Act or other federal securities laws, unless the holder is an “underwriter” (as discussed below) with respect to such securities, as that term is defined in section 2(a)(11) of the Securities Act and in the Bankruptcy Code.  Recipients of the Plan Securities are advised to consult with their own legal advisers as to the availability of any exemption from registration under state law and as to any applicable requirements or conditions to such availability.

2.             Resales of Plan Securities; Definition of “Underwriter.”

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer,” (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest, (b) offers to sell securities offered or sold under the plan for the holders of such securities, (c) offers to buy securities offered or sold under the plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities, and (ii) under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan, or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code is determined by reference to section 2(a)(11) of the Securities Act which includes as “statutory underwriters” all persons who, directly or indirectly, control, are controlled by, or are under direct or indirect common control with, an issuer of securities.  “Control,” as defined in Rule 405 under the Securities Act, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling Person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities.  Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of a class of securities of a reorganized debtor may be presumed to be a “controlling Person” and, therefore, an underwriter.

Resales of the Plan Securities by Persons deemed to be “underwriters” (which definition includes “controlling Persons”) are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.  Under certain circumstances, Holders of Plan Securities who are deemed to be “underwriters” may be entitled to resell their Plan Securities pursuant to the limited safe harbor resale provisions of Rule 144.  Generally, Rule 144 would permit the public sale of securities received by holders if current information regarding the issuer is publicly available and if volume limitations, manner of sale requirements and certain other conditions are met.  Although Reorganized Apex intends to continue to be a reporting company under SEC rules, Reorganized Apex may not be viewed by the SEC to have made publicly available the requisite current information regarding Reorganized Apex and, as a result, Rule 144 may not be available for resales of Plan Securities by Persons deemed to be underwriters.

Whether any particular Person would be deemed to be an “underwriter” (including whether such Person is a “controlling Person”) with respect to the Plan Securities would depend upon various facts and circumstances applicable to that Person.  Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to the Plan Securities.  In view of the complex nature of the question of whether a particular Person may be an underwriter, the Debtors make no representations concerning the right of any Person to freely resell Plan Securities.  Accordingly, the Debtors recommend that potential recipients of Plan Securities consult their own counsel concerning whether they may freely trade such Plan Securities without compliance with the registration or other requirements of the federal and state securities laws.

XI.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.            Introduction

The following discussion summarizes certain U.S. federal income tax consequences expected to result from the consummation of the Plan.  This discussion is only for general information purposes and only describes the expected tax consequences to certain Holders entitled to vote on the Plan.  It is not a complete analysis of all potential federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or federal estate or gift tax laws.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “IRC” or “Tax Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date of this Disclosure Statement.  These authorities may change, possibly retroactively, resulting in federal income tax consequences different from those discussed below.  No ruling has been or will be sought from the IRS, and no legal opinion of counsel will be rendered, with respect to the matters discussed below.  There can be no assurance that the IRS will not take a contrary position regarding the federal income tax consequences resulting from the consummation of the Plan or that any contrary position would not be sustained by a court.

This discussion assumes that Holders of the Subordinated Notes have held such property as “capital assets” within the meaning of IRC Section 1221 (generally, property held for investment) and Holders receiving New Common Stock will hold such stock as capital assets.  In addition, this discussion assumes that the Debtors’ obligations under the Subordinated Notes and General Unsecured Claims will be treated as debt for federal income tax purposes.

This discussion addresses the U.S. federal income tax considerations relevant to U.S. Holders of the Subordinated Notes and General Unsecured Claims.  A U.S. holder is an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the Subordinated Notes and General Unsecured Claims. This discussion does not address all federal income tax considerations that may be relevant to a particular Holder in light of that Holder’s particular circumstances or to Holders subject to special rules under the federal income tax laws, such as financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-exempt organizations, tax-qualified retirement plans, partnerships and other pass-through entities, Holders subject to the alternative minimum tax, Holders holding the Subordinated Notes, General Unsecured Claims or New Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment, Holders who have a functional currency other than the U.S. dollar and Holders that acquired the Subordinated Notes or General Unsecured Claims in connection with the performance of services.

HOLDERS SHOULD CONSULT THEIR TAX ADVISERS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE CONSUMMATION OF THE PLAN AND THE OWNERSHIP AND DISPOSITION OF THE NEW COMMON STOCK RECEIVED PURSUANT TO THE PLAN, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS, OR ANY OTHER FEDERAL TAX LAWS.

TO COMPLY WITH INTERNAL REVENUE SERVICE CIRCULAR 230, TAXPAYERS ARE HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A TAXPAYER UNDER THE INTERNAL REVENUE CODE, (B) ANY SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (C) TAXPAYERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

B.            Federal Income Tax Consequences to U.S. Holders of Certain Claims

1.             U.S. Holders of Subordinated Note Claims (Class 4).

Pursuant to the Plan, the Holders of Subordinated Note Claims will receive cash and New Common Stock for their Subordinated Notes. The United States federal income tax consequences arising from the Plan to U.S. Holders of Subordinated Notes Claims will depend upon whether a U.S. Holder’s holding period for the Subordinated Notes includes any portion of a taxable year for which ASML was a passive foreign investment company (PFIC). As discussed in ASML’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007 — Item 1A: Risk Factors — Apex Silver and certain lower-tier subsidiaries will likely be treated as passive foreign investment companies for U.S. federal income tax purposes, ASML likely was a PFIC for 2004 through 2006 and may have been a PFIC for 2007 through the Effective Date. For a discussion of U.S. tax consequences of PFIC classification, see ASML’s Offering Memorandum for $100,000,000 4% Convertible Senior Subordinated Notes due 2024 — Certain Tax Considerations — The Passive Foreign Investment Company Rule, dated October 11, 2004.

The two sections below discuss, respectively, the tax consequences to a U.S. Holder in the event that ASML was a PFIC during any portion of a U.S. Holder’s holding period for the Subordinated Notes, and the tax consequences if ASML was not a PFIC at any time during such holding period.

ASML Treated as a PFIC During Any Part of a U.S. Holder’s Holding Period.  If ASML is treated as a PFIC for any taxable year during any part of which a U.S. Holder owns the Subordinated Notes, any gain on the exchange of the Subordinated Notes for cash and New Common Stock by such U.S. Holder generally will be treated as an “excess distribution” under the PFIC rules (except potentially to the extent of the portion of the gain, if any, that is attributable to features of the Subordinated Notes other than the conversion feature, including gain, if any, attributable to a decrease in market interest rates between the issuance of the Subordinated Notes and the date of the exchange). Under the PFIC rules, a U.S. Holder will be required to allocate any excess distributions with respect to the Subordinated Notes to each day during the U.S. Holder’s holding period for the Subordinated Notes on a straight line basis. Any portion of the excess distribution that is allocable to the current year or to periods in the U.S. Holder’s holding period before ASML became a PFIC will be included in the U.S. Holder’s gross income for the current year as ordinary income. Any portion of the excess distribution that is allocable to any other year will be taxable at the highest rate of taxation applicable to ordinary income for that year, without regard to the U.S. Holder’s other items of income and loss for such year; and this tax will be increased by an interest charge computed by reference to the periods to which the tax is allocable and based on the rates generally applicable to underpayments of tax. Any such interest charge generally will be non-deductible interest expense for individual taxpayers. A U.S. Holder would recognize gain on the exchange of the Subordinated Notes for cash and New Common Stock to the extent that the sum of the fair market value on the Effective Date of the New Common Stock and the amount of cash received exceeds the U.S. Holder’s adjusted tax basis in its Subordinated Notes. If a U.S. Holder recognizes gain on the exchange of the Subordinated Notes for cash and New Common Stock, the U.S. Holder’s tax basis in the New Common Stock received would generally be equal to the aggregate fair market value of such New Common Stock on the Effective Date, and the holding period for the New Common Stock received pursuant to the Plan would begin on the day after the Effective Date.

Furthermore, if a U.S. Holder’s holding period for the Subordinated Notes includes any portion of a taxable year for which ASML was a PFIC, any loss on the exchange of the Subordinated Notes for cash and New Common Stock under the Plan may not be recognized if the transactions under the Plan were held to constitute a reorganization within the meaning of IRC Section 368. In that case, the exchange of the Subordinated Notes for New Common Stock should be treated as a tax-free exchange under IRC Section 354 because the Subordinated Notes should qualify as securities for federal income tax purposes. For a discussion of IRC Section 354 exchanges, see Section XI.B.1 — U.S. Holders of Subordinated Note Claims — ASML Not Treated as a PFIC During Any Part of a U.S. Holder’s Holding Period, below. If a U.S. Holder’s loss on the exchange of the Subordinated Notes for cash and New Common Stock is disallowed, the U.S. Holder will generally take a tax basis in the Common Stock equal to its adjusted tax basis in the Subordinated Notes immediately prior to the exchange, decreased by the amount of cash received by the U.S. Holder in the exchange. In such a case, a U.S. Holder’s holding period for the New

Common Stock will include the period during which the Subordinated Notes surrendered in the exchange were held. It is unclear whether or not the transactions under the Plan would constitute a reorganization within in the meaning of IRC Section 368, and U.S. Holders are urged to consult their tax advisers on this point, as well as on the question of whether the Subordinated Notes qualify as securities for federal income tax purposes. In the event the transactions under the Plan were held not to constitute a reorganization within in the meaning of IRC Section 368, then a U.S. Holder would be entitled to recognize a loss on the exchange in an amount equal to the excess of the U.S. Holder’s adjusted tax basis in its Subordinated Notes over the sum of the fair market value on the Effective Date of the New Common Stock and the amount of cash received in exchange for its Subordinated Notes. In that case, a U.S. Holder’s tax basis in the New Common Stock received in exchange for its Notes would generally be equal to the aggregate fair market value of such New Common Stock on the Effective Date, and the holding period for the New Common Stock received pursuant to the Plan would begin on the day after the Effective Date.

ASML Not Treated as a PFIC During Any Part of a U.S. Holder’s Holding Period.  If ASML is not treated as a PFIC at any time during which a U.S. Holder owns the Subordinated Notes, and the transactions under the Plan constitute a reorganization within in the meaning of IRC Section 368, the exchange of Subordinated Notes for New Common Stock should qualify as a tax-free exchange under IRC Section 354 for the U.S. Holders of the Subordinated Notes. Under IRC Section 354, no gain or loss is recognized if stock or securities in a corporation that is a party to an IRC Section 368 reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock in another corporation a party to the reorganization. The Subordinated Notes should qualify as securities for federal income tax purposes. If the exchange qualifies as a Section 354 exchange, a U.S. Holder will not recognize a taxable loss and, except as discussed below with respect to accrued interest and accrued market discount, will recognize taxable gain only up to the amount which is the lesser of the amount of cash received by the U.S. Holder in the exchange or the U.S. Holder’s realized gain on the exchange. If the exchange of Subordinated Notes for New Common Stock qualifies as a Section 354 exchange, a U.S. Holder will take a tax basis in the New Common Stock equal to its adjusted tax basis in the Subordinated Notes immediately prior to the exchange, increased by the amount of gain recognized by the U.S. Holder in the exchange and decreased by the amount of cash received by the U.S. Holder in the exchange. In such a case, a U.S. Holder’s holding period for the New Common Stock will include the period during which the Subordinated Notes surrendered in the exchange were held. As discussed above, it is unclear whether or not the transactions under the Plan would constitute a reorganization within in the meaning of IRC Section 368.

If ASML is not treated as a PFIC at any time during which a U.S. Holder owns the Subordinated Notes but the transactions under the Plan do not constitute a reorganization within in the meaning of IRC Section 368, the exchange of the Subordinated Notes for cash and New Common Stock will constitute a taxable exchange for United States federal income tax purposes. As a result, a U.S. Holder of the Subordinated Notes would generally recognize income, gain, or loss in an amount equal to the difference between (1) the fair market value on the Effective Date of the New Common Stock and cash received in exchange for its Subordinated Notes and (2) the U.S. Holder’s adjusted tax basis in its Subordinated Notes. Holders are urged to consult their own tax adviser regarding the character of such income, gain, or loss. In a taxable exchange, a U.S. Holder’s tax basis in the New Common Stock received in exchange for its Notes would generally be equal to the aggregate fair market value of such New Common Stock on the Effective Date, and the holding period for the New Common Stock received pursuant to the Plan would begin on the day after the Effective Date.

2.             U.S. Holders of General Unsecured Claims (Class 5).

Under the Plan, the U.S. Holders of General Unsecured Claims that are Convenience Class Claims can elect to be fully paid in cash or to receive New Common Stock. U.S. Holders of General Unsecured Claims that are not Convenience Class Claims will receive, at their election, $10,000 in cash or New Common Stock. If a U.S. Holder of a General Unsecured Claim that is a Convenience Class Claim elects to receive cash, to the extent that the cash received is attributable to unpaid accrued interest on the Claim that was not previously included in the U.S. Holder’s gross income, the U.S. Holder will be required to treat such amount as interest income. The portion of the cash received that is attributable to the principal amount will be treated as a return of capital and is not taxable income. If a U.S. Holder of a General Unsecured Claim that is not Convenience Class Claim elects to receive cash, the U.S. Holder may be entitled under IRC Section 166(a) to a bad debt deduction to the extent that its adjusted basis in the Claim exceeds $10,000. The character, timing and amount of the bad debt deduction will be determined by factors including the facts and circumstances of the U.S. Holder, the obligor and the instrument with respect to which a deduction is claimed. U.S. Holders of General Unsecured Claims, therefore, are urged to consult their tax advisers with respect to their ability to take such a deduction. If a U.S. Holder of a General Unsecured Claim elects to receive cash, and the amount of cash distributed to such U.S. Holder is greater than the U.S. Holder’s adjusted basis in its Claim, the U.S. Holder will be required to treat as interest income the portion of the cash received that is attributable to unpaid accrued interest on the Claim that was not previously included in the U.S. Holder’s gross income.

The United States federal income tax consequences arising from the Plan to U.S. Holders of General Unsecured Claims electing to receive New Common Stock will vary depending upon, among other things, whether the transactions under the Plan constitute a reorganization within in the meaning of IRC Section 368 and whether such Claims constitute “securities” for United States federal income tax purposes. The determination of whether a debt instrument constitutes a “security” depends upon an evaluation of the nature of the debt instrument, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for United States federal income tax purposes. Generally, corporate debt instruments with maturities when issued of less than five years are not considered securities, and corporate debt instruments with maturities when issued of ten years or more are considered securities. Each Holder is urged to consult its own tax adviser regarding the status of its Claim. If a U.S. Holder’s General Unsecured Claim constitutes a security for United States federal income tax purposes and the transactions under the Plan constitute a reorganization within in the meaning of IRC Section 368, the exchange of such Claims for New Common Stock would constitute a tax-free IRC Section 354 exchange for United States federal income tax purposes, as discussed in Section XI.B.1 - U.S. Holders of Subordinated Note Claims — ASML Not Treated as a PFIC During Any Part of a U.S. Holder’s Holding Period, above. As a result, except as discussed below with respect to accrued interest and accrued market discount, a Holder of such Claims should not recognize gain or loss on the exchange of its General Unsecured Claims for New Common Stock. A Holder’s adjusted tax basis in a General Unsecured Claim will be the U.S. Holder’s basis in the New Common Stock (other than New Common Stock received for accrued interest). The holding period for the New Common Stock will include the U.S. Holder’s holding period for the General Unsecured Claims.

To the extent that such General Unsecured Claims do not constitute “securities” for United States federal income tax purposes, or if the transactions under the Plan do not constitute a reorganization within in the meaning of IRC Section 368, the exchange of such Claims for New Common Stock will constitute a taxable exchange for United States federal income tax purposes.

As a result, a U.S. Holder of such Claims would generally recognize income, gain, or loss for United States federal income tax purposes in an amount equal to the difference between (1) the fair market value on the Effective Date of the New Common Stock received in exchange for its Claim and (2) the U.S. Holder’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the U.S. Holder, the nature of the Claim in such U.S. Holder’s hands, whether the Claim constitutes a capital asset in the hands of the U.S. Holder, whether the Claim was purchased at a discount, and whether and to what extent the U.S. Holder has previously claimed a bad debt deduction with respect to its Claim. A U.S. Holder of such Claims recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year. A U.S. Holder’s aggregate tax basis in the New Common Stock received in exchange for its Claims would generally be equal to the aggregate fair market value of such New Common Stock on the Effective Date. The holding period for the New Common Stock received pursuant to the Plan would begin on the day after the Effective Date.

3.             Ownership and Disposition of New Common Stock.

Distributions.  A U.S. Holder of New Common Stock generally will be required to include in gross income the amount of any distributions paid on the New Common Stock to the extent such distributions are paid out of the Reorganized Apex’s current or accumulated earnings and profits as determined for federal income tax purposes.  Distributions not treated as dividends for federal income tax purposes will constitute a return of capital and will first be applied against and reduce a U.S. Holder’s adjusted tax basis in the New Common Stock, but not below zero.  Dividends are subject to preferential tax rates until the end of 2010. Any excess amount will be treated as gain from a sale or exchange of the New Common Stock.  U.S. Holders that are treated as U.S. corporations for federal income tax purposes may be entitled to a dividends received deduction with respect to distributions out of earnings and profits.

Sale or Other Taxable Disposition.  A U.S. Holder of New Common Stock will recognize gain or loss upon the sale or other taxable disposition of New Common Stock equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the New Common Stock.  Subject to the recapture rules under IRC Section 108(e)(7), any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the New Common Stock for more than one year as of the date of disposition.  Under the IRC Section 108(e)(7) recapture rules, a U.S. Holder may be required to treat gain recognized on the taxable disposition of the New Common Stock as ordinary income if the U.S. Holder took a bad debt deduction with respect to the Subordinated Notes or General Unsecured Claims or recognized an ordinary loss on the exchange of the Subordinated Notes or General Unsecured Claims for New Common Stock.  U.S. Holders should consult their tax advisers regarding the applicable tax rates and netting rules for capital gains and losses.  There are limitations on the deduction of capital losses by both corporate and noncorporate taxpayers.

4.             Other Considerations.

Accrued Interest.  To the extent a U.S. Holder of Subordinated Notes and General Unsecured Claims receives consideration that is attributable to unpaid accrued interest on the Notes or Claims, the U.S. Holder may be required to treat such consideration as a payment of interest.  There is general uncertainty regarding the extent to which the receipt of cash or other property should be treated as attributable to unpaid accrued interest.  The Reorganized Debtors intend to take the position that cash or property distributed pursuant to the Plan will first be allocable to the principal amount of a U.S. Holder’s Claim and then, to the extent necessary, to any unpaid accrued interest thereon.  The IRS, however, could take a contrary position.

To the extent any property received pursuant to the Plan is considered attributable to unpaid accrued interest, a U.S. Holder will recognize ordinary income to the extent the value of the property exceeds the amount of unpaid accrued interest previously included in gross income by the U.S. Holder.  A U.S. Holder’s tax basis in such property should be equal to the amount of interest income treated as satisfied by the receipt of the property, and its holding period in the property should begin on the day after the Effective Date.  A U.S. Holder generally will be entitled to recognize a loss to the extent any accrued interest previously included in its gross income is not paid in full. U.S. Holders should consult their tax advisers regarding the extent to which consideration received under the Plan should be treated as attributable to unpaid accrued interest.

Market Discount.  A U.S. Holder will be considered to have acquired a Subordinated Note or General Unsecured Claim at a market discount if its tax basis in the Note or Claim immediately after acquisition is less than the sum of all amounts payable thereon (other than payments of qualified stated interest) after the acquisition date, subject to a statutorily defined de minimis exception.  Market discount generally accrues on a straight-line basis from the acquisition date over the remaining term of the obligation or, at the U.S. Holder’s election, under a constant yield method.  A U.S. Holder that acquired a Subordinated Note or General Unsecured Claim at a market discount previously may have elected to include the market discount in income as it accrued over the term of the Note or Claim.

A U.S. Holder that acquires a debt instrument at a market discount generally is required to treat any gain realized on the disposition of the instrument as ordinary income to the extent of accrued market discount not previously included in gross income by the U.S. Holder.  However, special rules apply to the disposition of a market discount obligation in certain types of non-recognition transactions.  Under these rules, a U.S. Holder that acquired a Subordinated Note or General Unsecured Claim at a market discount generally should not be required to recognize any accrued market discount as income at the time of the exchange of Subordinated Note or General Unsecured Claim for New Common Stock to the extent it receives stock in exchange for the Subordinated Note or General Unsecured Claim.  Rather, on a subsequent taxable disposition of the stock received in the exchange, any gain realized by the U.S. Holder on a disposition of the stock will be ordinary income to extent of the market discount accrued on the Subordinated Note or General Unsecured Claim prior to the exchange.

Amortizable Bond Premium.  If a U.S. Holder’s adjusted issue price of a Subordinated Note, reduced by an amount equal to the value of the conversion option determined under a reasonable method, is greater than the Subordinated Note’s face amount, such U.S. Holder will be considered to have acquired the Subordinated Note at a premium. If a U.S. Holder’s initial tax basis in a General Unsecured Claim was greater than the sum of all amounts payable on the Claim (other than payments of qualified stated interest) after the acquisition date, the U.S. Holder generally will be considered to have acquired the Claim with amortizable bond premium.  A U.S. Holder that acquired a Subordinated Note or General Unsecured Claim at a premium previously may have elected to amortize the premium over the term of the Subordinated Note or Claim under a constant yield method.  A U.S. Holder that elected to amortize bond premium on a Subordinated Note or General Unsecured Claim should have reduced its tax basis in the Subordinated Note or Claim by the amount of amortized bond premium used to offset interest income and may, in certain circumstances, be entitled to a deduction for any unamortized bond premium in the taxable year of the exchange.

5.             Information Reporting and Backup Withholding.

The Reorganized Debtors (or their paying agent) may be obligated to furnish information to the IRS regarding the consideration received by U.S. Holders (other than corporations and other exempt Holders) pursuant to the Plan.  In addition, Reorganized Apex will be required to report annually to the IRS with respect to each U.S. Holder (other than corporations and other exempt Holders) the amount of dividends paid on the New Common Stock and the amount of any tax withheld from payment thereof.

U.S. Holders may be subject to backup withholding on the consideration received pursuant to the Plan.  Backup withholding may also apply to dividends paid on the New Common Stock and proceeds received upon sale or other disposition of the New Common Stock.  Certain U.S. Holders (including corporations) generally are not subject to backup withholding.  A U.S. Holder that is not otherwise exempt generally may avoid backup withholding by furnishing to the Reorganized Debtors or Reorganized Apex (or their paying agent), as applicable, its taxpayer identification number and certifying, under penalties of perjury, that the taxpayer identification number provided is correct and that the U.S. Holder has not been notified by the IRS that it is subject to backup withholding.

Backup withholding is not an additional tax.  Taxpayers may use amounts withheld as a credit against their federal income tax liability or may claim a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

THE FOREGOING DISCUSSION OF FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE.  EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISER REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN DESCRIBED HEREIN.  NEITHER THE PROPONENTS NOR THEIR PROFESSIONALS WILL HAVE ANY LIABILITY TO ANY PERSON OR HOLDER ARISING FROM OR RELATED TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN OR THE FOREGOING DISCUSSION.

XII.
CONCLUSION

The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described herein because it will provide the greatest recovery to Holders of Claims.  Other alternatives would involve significant delay, uncertainty and substantial administrative costs and are likely to reduce, if not eliminate, any return to any creditors who hold Impaired Claims.  The Debtors urge the Holders of Impaired Claims in Classes 3, 4, 5 and 6 who are entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by casting their Ballots as set forth in the instructions enclosed with the Ballots so that they will be received not later than 4:00 p.m., New York City time, on February 27, 2009.

Dated: February 4, 2009
Denver, Colorado

Respectfully submitted,

APEX SILVER MINES LIMITED

	By:	/s/ Robert P. Vogels
Name: Robert P. Vogels
Title: Vice President and Controller

APEX SILVER MINES CORPORATION

	By:	/s/ Robert P. Vogels
Name: Robert P. Vogels
Title: Vice President and Controller

COUNSEL FOR THE DEBTORS AND DEBTORS IN POSSESSION:

CLEARY GOTTLIEB STEEN & HAMILTON LLP
James L. Bromley
Sean A. O’Neal
Members of the Firm
One Liberty Plaza
New York, New York 10006
Telephone: (212) 225-2000 Facsimile: (212) 225-3999